                                                                   Exhibit 10.94

                        CONFIDENTIAL TREATMENT REQUESTED

================================================================================

                             PARTICIPATION AGREEMENT

                            Dated as of June 1, 2003

                                      among

                            LAM RESEARCH CORPORATION,
                                   as Lessee,

                           SELCO SERVICE CORPORATION,
                                   as Lessor,

                           KEY CORPORATE CAPITAL INC.,
                                   as Lender,

                                       and

                           KEY CORPORATE CAPITAL INC.,
                             as Administrative Agent

                            -------------------------
                          KEY LEASE ADVISORY SERVICES,
                                    Arranger

================================================================================

* THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                                TABLE OF CONTENTS

SECTION HEADING                                                                                                    PAGE
Parties.........................................................................................................     1
Recitals........................................................................................................     1
ARTICLE I DEFINITIONS; INTERPRETATION...........................................................................     1

ARTICLE II  DOCUMENTATION DATE..................................................................................     2

          Section 2.1. Documentation Date.......................................................................     2

ARTICLE III FUNDING OF ADVANCES.................................................................................     4

          Section 3.1. Advances.................................................................................     4

          Section 3.2. Lessor Commitment........................................................................     4

          Section 3.3. Lenders' Commitments.....................................................................     5

          Section 3.4. Procedures for Advances..................................................................     5

          Section 3.5. Interest Rate; Yield Rate................................................................     5

ARTICLE IV YIELD; INTEREST; FEES................................................................................     6

          Section 4.1. Yield....................................................................................     6

          Section 4.2. Interest on Loans........................................................................     6

          Section 4.3. Payments of Rent; Payments and Prepayments of Loans and Lessor Amounts...................     6

          Section 4.4. Fees.....................................................................................     6

          Section 4.5. Place and Manner of Payments.............................................................     7

          Section 4.6. Pro Rata Treatment.......................................................................     7

          Section 4.7. Sharing of Payments......................................................................     7

ARTICLE V CERTAIN INTENTIONS OF THE PARTIES.....................................................................     8

          Section 5.1. Nature of Transaction....................................................................     8

          Section 5.2. Amounts Due Under the Lease..............................................................     9

ARTICLE VI CONDITIONS PRECEDENT:  ACQUISITION DATES.............................................................     9

          Section 6.1. Acquisition Dates........................................................................     9

          Section 6.2. Delivery of Documents....................................................................    13

ARTICLE VII DISTRIBUTIONS.......................................................................................    13

          Section 7.1. Basic Rent...............................................................................    13

          Section 7.2. Purchase Payments by the Lessee..........................................................    13

          Section 7.3. Payment of Maximum Recourse Amounts......................................................    13

          Section 7.4. Sales Proceeds of Remarketing of the Properties..........................................    14

          Section 7.5. Supplemental Rent........................................................................    14

          Section 7.6. Distribution of Payments after Lease Event of Default....................................    14

          Section 7.7. Casualty and Condemnation Amounts........................................................    16

          Section 7.8. Other Payments...........................................................................    16

          Section 7.9. Order of Application.....................................................................    17

          Section 7.10. Payments to Account.....................................................................    17

ARTICLE VIII REPRESENTATIONS....................................................................................    17

          Section 8.1. Representations of the Lenders...........................................................    17

          Section 8.2. Representations of the Lessee............................................................    17

          Section 8.3. Representations of the Lessor............................................................    21

ARTICLE IX PAYMENT OF CERTAIN EXPENSES..........................................................................    22

          Section 9.1. Transaction Expenses.....................................................................    22

          Section 9.2. Brokers' Fees and Stamp Taxes............................................................    22

          Section 9.3. Loan Agreement and Related Obligations...................................................    23

ARTICLE X OTHER COVENANTS AND AGREEMENTS........................................................................    23

          Section 10.1. Covenants of the Lessee.................................................................    23

          Section 10.2. SELCO Status............................................................................    28

          Section 10.3. Covenants of Each Participant...........................................................    28

          Section 10.4. Release of Properties...................................................................    29

ARTICLE XI [INTENTIONALLY OMITTED]..............................................................................    29

ARTICLE XII TRANSFERS OF PARTICIPANTS' INTERESTS................................................................    29

          Section 12.1. Assignments.............................................................................    29

          Section 12.2. Participations..........................................................................    31

          Section 12.3. Withholding Taxes; Disclosure of Information; Pledge Under Regulation A.................    31

ARTICLE XIII INDEMNIFICATION....................................................................................    32

          Section 13.1. General Indemnification.................................................................    32

          Section 13.2. End of Term Indemnity...................................................................    33

          Section 13.3. Environmental Indemnity.................................................................    34

          Section 13.4. Proceedings in Respect of Claims........................................................    36

          Section 13.5. General Tax Indemnity...................................................................    37

          Section 13.6. Indemnity Payments in Addition to Lease Obligations.....................................    41

          Section 13.7. Eurodollar Rate Lending Unlawful........................................................    41

          Section 13.8. Deposits Unavailable....................................................................    41

          Section 13.9. Increased Costs, etc....................................................................    42

          Section 13.10. Funding Losses; Break Costs............................................................    43

          Section 13.11. Capital Adequacy.......................................................................    43

ARTICLE XIV [INTENTIONALLY RESERVED]............................................................................    44

ARTICLE XV MISCELLANEOUS........................................................................................    44

          Section 15.1. Survival of Agreements..................................................................    44

          Section 15.2. No Broker, Etc..........................................................................    45

          Section 15.3. Notices.................................................................................    45

          Section 15.4. Counterparts............................................................................    45

          Section 15.5. Amendments, Etc.........................................................................    45

          Section 15.6. Headings, Etc...........................................................................    46

          Section 15.7. Parties in Interest.....................................................................    46

          Section 15.8. Governing Law...........................................................................    47

          Section 15.9. Severability............................................................................    47

          Section 15.10. Liability Limited......................................................................    47

          Section 15.11. Submission to Jurisdiction.............................................................    47

          Section 15.12. Setoff.................................................................................    47

          Section 15.13. No Participant Responsible for Other Participants......................................    48

          Section 15.14. Partial Purchase Option................................................................    48

Appendix A          --       Definitions
Schedule I          --       Commitments
Schedule II         --       Notice Information, Wire Instructions and Funding Offices
Schedule III        --       Lease Balance Allocations
Exhibit 8.2(l)      --       Disclosure of Certain Matters
Exhibit A-1         --       Form of Legal Opinion of In-House Counsel to Lessee
Exhibit A-2         --       Form of Legal Opinion of Heller Ehrman White & McAuliffe LLP
Exhibit B           --       Form of Funding Request
Exhibit C           --       Form of Master Lease
Exhibit D           --       Form of Loan Agreement
Exhibit E           --       Form of Compliance Certificate
Exhibit F           --       Form of Assignment Agreement
Exhibit G           --       [Intentionally Reserved]
Exhibit H           --       Form of Assignment of Lease and Rent
Exhibit I           --       Form of Mortgage

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (this "Participation Agreement"), dated as of June 1, 2003, is entered into by and among LAM RESEARCH CORPORATION, a Delaware corporation, as Lessee, (the "Lessee"); SELCO SERVICE CORPORATION, an Ohio corporation, as Lessor (the "Lessor"); KEY CORPORATE CAPITAL, INC., a Michigan corporation, as Lender, (together with any other holder of a Note the "Lenders"); and KEY CORPORATE CAPITAL INC., a Michigan corporation, as Administrative Agent (the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, on the Acquisition Date, the Lessor will purchase the Properties from one or more third parties designated by the Lessee;

         WHEREAS, the Lessor desires to lease the Properties to the Lessee, and the Lessee desires to lease the Properties from the Lessor;

         WHEREAS, the Lessor is willing to provide a portion of the funding of the costs of the acquisition of the Properties;

         WHEREAS, the Lenders are willing to provide the remaining portion of the funding of the costs of the acquisition of the Properties; and

         WHEREAS, to secure such financing (a) the Lessor will have the benefit of a first priority Lien on the Properties and the Cash Collateral, and (b) the Lenders will have the benefit of (i) a Lien on the Lessor's right, title and interest in the Properties and the Cash Collateral, and (ii) an assignment of certain of the Lessor's rights against the Lessee under the Lease;

         NOW THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                           DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof (as such Appendix A may be amended, supplemented, amended and restated or otherwise modified from time to time, "Appendix A to this Participation Agreement"); and the rules of interpretation set forth in Appendix A to this Participation Agreement shall apply to this Participation Agreement.

Lam Research Corporation                                 Participation Agreement

                                   ARTICLE II
                               DOCUMENTATION DATE

         Section 2.1. Documentation Date. The Documentation Date (the "Documentation Date") shall be deemed to have occurred and all rights and obligations of the parties to the Operative Documents (each subject to any conditions specified therein) shall be in effect, upon satisfaction or waiver of each of the following conditions precedent:

                  (a) Participation Agreement. This Participation Agreement shall have been duly authorized, executed and delivered by the parties hereto.

                  (b) Master Lease. The Master Lease shall have been duly authorized, executed and delivered by the parties thereto.

                  (c) Loan Agreement and Notes. The Loan Agreement and each Lender's Note shall have been duly authorized, executed and delivered by the parties thereto.

                  (d) Assignment of Lease and Rent. The Assignment of Lease and Rent shall have been duly authorized, executed and delivered by the Lessor, as assignor, to the Administrative Agent, as assignee, and the Assignment of Lease and Rent shall have been consented to and acknowledged by the Lessee.

                  (e) Transaction Expenses and Fees. The applicable Person shall have received all Fees payable on the Documentation Date and all Transaction Expenses, to the extent then invoiced, shall have been paid.

                  (f) Corporate Documents; Certificates. The Lessee shall have delivered, or shall have caused to be delivered, to the Administrative Agent and each Participant the following:

                           (i) Certificate of Incorporation. Copies of its certificate of incorporation, certified to be true and complete as of a recent date by the appropriate governmental authority of the jurisdiction of its incorporation.

                           (ii) Resolutions. Copies of resolutions or other authority documentation of its Board of Directors approving and adopting the Operative Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Documentation Date to be true and correct and in full force and effect as of such date and evidence of corporate authority of the Lessee with respect to the Operative Documents and the transactions contemplated therein.

                           (iii) Bylaws. A copy of the Lessee's bylaws certified by its secretary or assistant secretary as of the Documentation Date to be true and correct and in full force and effect as of such date.

Lam Research Corporation                                 Participation Agreement

                           (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent for the Lessee, certified as of a recent date by the appropriate governmental authority of the jurisdiction of its incorporation.

                           (v) Opinions of Counsel. Opinions of counsel for the Lessee addressed to the Administrative Agent and each of the Participants in forms acceptable to the Administrative Agent and each of the Participants.

                  (g) Lessor Corporate Documents; Certificates. The Lessor shall have delivered, or shall have caused to be delivered to each of the other parties hereto the following:

                           (i) Articles of Incorporation. Copies of its articles of incorporation, certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                           (ii) Resolutions. Copies of resolutions of its Board of Directors approving and adopting the Operative Documents to which it is or is to be a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by its secretary or assistant secretary as of the Documentation Date to be true and correct and in full force and effect as of such date.

                           (iii) Regulations. A copy of its regulations certified by its secretary or assistant secretary as of the Documentation Date to be true and correct and in full force and effect as of such date.

                           (iv) Good Standing. A copy of a certificate of good standing, existence or its equivalent, certified as of a recent date by the appropriate governmental authority of the State of Ohio.

                  (h) Representations and Warranties. On the Documentation Date, the representations and warranties of each of the parties hereto contained in Sections 8.1, 8.2 and 8.3 shall be true and correct as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and each of the Lessee and the Lessor shall have delivered a certificate to such effect with respect to its representations and warranties.

                  (i) No Default. No Default or Event of Default shall have occurred and be continuing on the Documentation Date unless such Default or Event of Default shall have been waived in accordance with the Operative Documents.

                  (j) Governmental Approvals. All Governmental Actions required by any Requirement of Law for the purpose of authorizing the Lessee, the Administrative Agent or any Participant to enter into the Operative Documents shall have been obtained or made and be in full force and effect.

Lam Research Corporation                                 Participation Agreement

                  (k) Litigation. No action or proceeding shall have been instituted or threatened, nor shall any governmental action be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely, in the sole opinion of each Participant, to have a Material Adverse Effect.

                  (l) Requirements of Law. In the opinion of each Participant, no change shall have occurred or been proposed in Applicable Law that would make it uneconomic or illegal for any party to any Operative Document to participate in any of the transactions contemplated by the Operative Documents or otherwise would prohibit the consummation of any transaction contemplated by the Operative Documents or expand the duties, obligations and risks of any Participant.

         All documents and instruments required to be delivered pursuant to this
Section 2.1 shall be delivered at the offices of Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606 or at such other location as may be determined by the Lessee, the Lessor and the Administrative Agent and in such numbers as shall be reasonably requested. Unless otherwise agreed among the Lessee, the Lessor and the Administrative Agent, the Documentation Date shall coincide with the first Acquisition Date.

                                   ARTICLE III
                               FUNDING OF ADVANCES

         Section 3.1. Advances. Subject to the conditions and terms hereof, the Lessor shall take the following actions at the written request of the Lessee:

                  (a) the Lessor shall make Advances (out of funds provided by itself and the Lenders) for the purpose of financing the acquisition by the Lessor of the Properties and the payment of Transaction Expenses and Fees relating thereto; and

                  (b) the Lessor shall lease the Properties to the Lessee under the Master Lease and the respective Lease Supplements.

Notwithstanding any other provision hereof, (i) no Advance shall be made with respect to any Property after the Acquisition Date therefor, and (ii) the Participants shall not be obligated to make any Advance with respect to any Property if, after giving effect thereto, (x) the aggregate outstanding amounts of the Loans and the Lessor Amounts would exceed the Aggregate Commitment Amount, or (y) the Property Cost thereof would exceed the Fair Market Sales Value of such Property as set forth in the Appraisal thereof delivered pursuant to Section 6.1(d) hereof.

         Section 3.2. Lessor Commitment. Subject to the conditions and terms hereof, on each Acquisition Date during the Commitment Period, the Lessor shall make available at the written request of the Lessee during the Commitment Period on each Acquisition Date, an amount (a

Lam Research Corporation                                 Participation Agreement

"Lessor Amount") in immediately available funds equal to the Lessor's Commitment Percentage of the amount of the Advance being funded on such Acquisition Date. Notwithstanding any other provision hereof, the Lessor shall not be obligated to make available any Lessor Amount if, after giving effect to the proposed Lessor Amount, the outstanding aggregate amount of the Lessor Amounts would exceed the Lessor Commitment.

         Section 3.3. Lenders' Commitments. Subject to the conditions and terms hereof, on each Acquisition Date during the Commitment Period, each Lender shall make a Loan to the Lessor at the written request of the Lessee in an aggregate amount in immediately available funds equal to such Lender's Commitment Percentage of the amount of the Advance being funded on such Acquisition Date. Notwithstanding any other provision hereof, no Lender shall be obligated to make any Loan if, after giving effect to the proposed Loan, the outstanding amount of such Lender's Loans would exceed such Lender's Commitment.

         Section 3.4. Procedures for Advances. (a) With respect to each Acquisition Date, the Lessee shall give the Lessor, the Administrative Agent and each Lender prior written notice pursuant to a Funding Request substantially in the form of Exhibit B (a "Funding Request"), which Funding Request shall be delivered not later than 11:00 a.m. (New York time), two (2) Business Days prior to the proposed Acquisition Date. Such Funding Request shall set forth (i) the proposed Acquisition Date, (ii) the amount of the Advance requested, (iii) a description of the Property to which such Funding Request relates, (iv) the seller of the Property being acquired, and (v) wire transfer instructions for the disbursement of the proceeds of such Advance. Subject to timely delivery of a Funding Request and the other terms and conditions of the Operative Documents,
(x) each Lender shall make its Commitment Percentage available to the Administrative Agent at the Account by 2:00 p.m. (New York time) on the requested Acquisition Date and (y) the Lessor shall make its Commitment Percentage of the requested Advance available to the Administrative Agent at the Account by 2:00 p.m. (New York time) on the requested Acquisition Date. Promptly upon the Administrative Agent's receipt of such funds from the Participants, the Administrative Agent shall wire such funds on the applicable Acquisition Date to the Persons entitled thereto and to such accounts as the Lessee shall have indicated in the Funding Request. Each Advance shall consist of (i) a Lessor Amount equal to 6.0% of such Advance and (ii) Loans in an aggregate amount equal to 94.0% of such Advance, such Loans to be allocated between Series A Notes and Series B Notes in accordance with Schedule I hereto.

         (b) Except as the Participants may otherwise agree in writing, Advances shall be made solely to pay the Property Cost of each Property and related Fees and Transaction Expenses.

         Section 3.5. Interest Rate; Yield Rate. Each Loan shall accrue interest as set forth in Section 2.5 of the Loan Agreement, and each Lessor Amount shall accrue Yield by reference to the Adjusted Eurodollar Rate, in each case subject to the provisions of Sections 13.7, 13.8 and 13.9 (to the extent applicable).

Lam Research Corporation                                 Participation Agreement

                                   ARTICLE IV
                              YIELD; INTEREST; FEES

         Section 4.1. Yield. (a) The amount of the Lessor Amounts outstanding from time to time shall accrue yield ("Yield") at the Yield Rate. If all or any portion of the Lessor Amounts, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate. The Lessor shall, as soon as practicable, but in no event later than 11:00 a.m. (New York time) two (2) Business Days before the effectiveness of each recomputation of the Adjusted Eurodollar Rate applicable to Lessor Amounts, cause to be determined such Adjusted Eurodollar Rate.

         (b)      The Administrative Agent shall distribute, in accordance with
Article VII, the Lessor Basic Rent and all other amounts due with respect to the Lessor Amounts paid to the Administrative Agent by the Lessee under the Lease from time to time.

         (c) If not repaid sooner, the outstanding aggregate Lessor Amounts shall be repaid in full on the Maturity Date, subject to the provisions of
Article XX of the Master Lease.

         Section 4.2. Interest on Loans. (a) Each Loan shall accrue interest computed and payable in accordance with the terms of the Loan Agreement. Each Loan shall become due and payable at the dates and times provided under the Loan Agreement.

         (b)      The Administrative Agent shall distribute, in accordance with
Article VII, the Lender Basic Rent and all other amounts due with respect to the Loans paid to the Administrative Agent by the Lessee under the Lease from time to time.

         Section 4.3. Payments of Rent; Payments and Prepayments of Loans and Lessor Amounts. (a) The Lessor hereby directs the Lessee to pay to the Administrative Agent the Rent from time to time (other than Excepted Payments, which the Lessor hereby directs the Lessee to make directly to the applicable Person entitled thereto).

         (b) All amounts payable by the Lessee pursuant to Article XIV, XV, XVI, XVIII or XX of the Master Lease shall be applied to the Loans and the Lessor Amounts in the manner set forth in Article VII hereof. Each of the Participants hereby acknowledges that its Loans or Lessor Amounts, as the case may be, may be so prepaid without any prepayment premium (other than Break Costs, if any).

         (c) Notice. The Lessee will provide notice to the Administrative Agent, the Lessor and the Lenders of any voluntary prepayment by 9:00 a.m. (New York time) at least three (3) Business Days prior to the date of such voluntary prepayment.

         Section 4.4. Fees. The Lessee agrees to pay the fees set forth in this
Section 4.4 (collectively, the "Fees"), which as to the Structuring Fee and the Commitment Fee may be paid out of Advances.

Lam Research Corporation                                 Participation Agreement

                  (a) Structuring Fee. The Lessee agrees to pay to the Arranger on the Documentation Date the fee (the "Structuring Fee") in the amount specified in the Summary of Terms.

                  (b) Commitment Fee. The Lessee agrees to pay to each Participant a fee (the "Commitment Fee") on the Documentation Date equal to [***]% of the amount of such Participant's Commitment.

         Section 4.5. Place and Manner of Payments. Except as otherwise specifically provided herein, all payments by the Lessee hereunder, under the Master Lease or under any other Operative Document shall be made to the Administrative Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, to the Account in Cleveland, Ohio not later than 2:00 p.m. (New York time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Lessee shall, at the time it makes any payment under any Operative Document, specify to the Administrative Agent the Basic Rent, Property Cost, Fees, Supplemental Rent or other amounts payable by the Lessee hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Participants in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Lessee subject to the terms of Article VII). The Administrative Agent will distribute such payments to such Participants in accordance with Article VII, if any such payment is received prior to 3:00 p.m. (New York time) on a Business Day in like funds as received prior to such time, and otherwise the Administrative Agent shall distribute such payment to such Participants on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans/Lessor Amounts, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         Section 4.6. Pro Rata Treatment. Except to the extent otherwise provided herein, each payment or repayment of principal on the outstanding Loans and each payment of interest shall be allocated pro rata among the relevant Lenders in accordance with their respective Loan Balances.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Lam Research Corporation                                 Participation Agreement

         Section 4.7. Sharing of Payments. The Participants agree among themselves that, in the event that any Participant shall obtain payment in respect of any Loan or Lessor Amount or any other obligation owing to such Participant under the Operative Documents through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Participant under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Participation Agreement, such Participant shall promptly pay such excess to the Administrative Agent to pay to the other Participants such that all Participants shall share such payment in accordance with their respective ratable shares as provided for in this Participation Agreement. The Participants further agree among themselves that if payment to a Participant obtained by such Participant through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Participant which shall have shared the benefit of such payment shall, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Participant whose payment shall have been rescinded or otherwise restored. Except as otherwise expressly provided herein, if any Participant or the Administrative Agent shall fail to remit to the Administrative Agent or any other Participant an amount payable by such party to the Administrative Agent or such other Participant pursuant to the Operative Documents on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Participant at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Participant receives a secured claim in lieu of a setoff to which this Section 4.7 applies, such Participant shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Participants under this Section 4.7 to share in the benefits of any recovery on such secured claim.

                                    ARTICLE V
                        CERTAIN INTENTIONS OF THE PARTIES

         Section 5.1. Nature of Transaction. (a) The parties hereto intend that
(i) for financial accounting purposes with respect to the Lessee, the Lessor will be treated as the owner and the lessor of the Properties and the Lessee will be treated as the lessee of the Properties pursuant to an operating lease under GAAP and (ii) for federal and all state and local income tax purposes, state real estate and commercial law and bankruptcy purposes,

                  (A)      the Lease will be treated as a financing arrangement,

                  (B) the Lessor and the Lenders will be deemed lenders making loans to the Lessee in an amount equal to the sum of the Lessor Amounts and the outstanding principal amount of the Loans, which amounts are secured by the Properties, and

                  (C) the Lessee will be treated as the owner of the Properties described in the Lease Supplements and will be entitled to all tax benefits ordinarily available to an owner of properties like the Properties for such tax purposes. Nevertheless, the Lessee acknowledges and agrees that neither the Lessor, the Administrative Agent, the Arranger nor any of the Lenders has made any representations or warranties to the Lessee concerning the tax, Lessee's accounting or legal characteristics of the Operative

Lam Research Corporation                                 Participation Agreement

         Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

                  (b) Specifically, without limiting the generality of clause (a) of this Section 5.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting the Lessee, the Lessor or the Lenders or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lessor and the Lenders as unrelated third party lenders of the Lessee.

         Section 5.2. Amounts Due Under the Lease. Anything herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, the Lessor and the Lenders that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable as interest on the Loans and Yield on the Lessor Amounts on each Scheduled Payment Date; (ii) if the Lessee elects the Purchase Option with respect to all of the Properties or the Lessee becomes obligated to purchase all of the Properties under the Lease, the Loans, the Lessor Amounts, and all interest, Yield, Commitment Fees and all other obligations of the Lessee owing to the Administrative Agent, the Lessor and the Lenders shall be due and payable in full by the Lessee on the date set forth in the Lease; (iii) if the Lessee properly elects the Remarketing Option, the Lessee shall only be required to pay to the Administrative Agent the proceeds of the sale of each Property, the Maximum Recourse Amount for such Property and any amounts due pursuant to Article XIII hereof and Section 20.2 of the Master Lease (which aggregate amounts may be less than the Property Cost of such Properties), together with all other due and payable Supplemental Rent; (iv) upon a Lease Event of Default resulting in an acceleration of the Lessee's obligation to purchase each Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the aggregate Property Costs of all of the Properties, plus all other amounts then due from the Lessee under the Operative Documents; and (v) if the Lessee elects to purchase or is required to purchase any Property pursuant to Section 14.1,
Article XV or XVIII of the Master Lease, the amounts then due and payable by the Lessee shall include all amounts necessary to pay the Property Balance of such Property.

                                   ARTICLE VI
                     CONDITIONS PRECEDENT: ACQUISITION DATES

         Section 6.1. Acquisition Dates. The closing date with respect to the acquisition of any Property (each such date, an "Acquisition Date") shall occur on a Business Day on or after the Documentation Date (but not later than June 24, 2003) on which all the conditions precedent thereto set forth in this
Section 6.1 shall have been satisfied or waived by the applicable parties as set forth herein. The obligation of the Lessor to acquire such Property (for purposes of this Article VI, the "Subject Property") on the respective Acquisition Date, the obligation of the Lessor to make available any related Lessor Amount on the respective Acquisition Date and the obligation of each Lender to make any related Loan on the respective Acquisition Date, are subject to satisfaction or waiver of the following conditions precedent (provided that a failure on

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Lam Research Corporation                                 Participation Agreement

the part of any Participant to perform or otherwise satisfy any condition applicable to it shall not be a condition precedent to the performance of its obligations under the Operative Documents):

                  (a) Funding Request. Each of the Administrative Agent and each Participant shall have received a fully executed counterpart of the applicable Funding Request in accordance with Section 3.4.

                  (b) Transaction Expenses. All Fees and Transaction Expenses due and payable by the Lessee to the Participants and the Arranger shall have been paid or will be paid through Advances on such Acquisition Date.

                  (c) Representations and Warranties. On such Acquisition Date, the representations and warranties of the Lessee set forth in
         Section 8.2 shall be true and correct.

                  (d) Appraisal. On or prior to such Acquisition Date, the Administrative Agent and each Participant shall have received an Appraisal of the Subject Property, in form and substance reasonably satisfactory to such persons, which Appraisal shall show, as of such Acquisition Date, the Fair Market Sales Value of the Subject Property.

                  (e) Governmental Approvals. All necessary Governmental Actions (including pursuant to any Environmental Laws) required by any Requirement of Law as of such Acquisition Date for the purpose of authorizing the Lessor to acquire the Subject Property shall have been obtained or made and be in full force and effect.

                  (f) Responsible Officer's Certificate. Each Participant and the Administrative Agent shall have received a Responsible Officer's Certificate of the Lessee, addressed to the Administrative Agent and each Participant and dated such Acquisition Date, stating that (w) the representations and warranties of the Lessee contained in
         Section 8.2 hereof, are true and correct on and as of such Acquisition Date; (x) no Lease Default or Lease Event of Default has occurred and is continuing under any Operative Document; (y) each Operative Document to which the Lessee is a party is in full force and effect with respect to it; and (z) the Lessee has duly performed and complied with all conditions contained herein or in any other Operative Document required to be performed and complied with by it on or prior to such Acquisition Date.

                  (g) Evidence of Insurance. Each Participant and the Administrative Agent shall have received evidence that the insurance maintained by the Lessee with respect to the Subject Property satisfies the requirements set forth in Article XIII of the Master Lease setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage, and shall have received a letter and/or certificate signed by the Lessee's insurance broker confirming that the coverage with respect to the Subject Property complies with the requirements of Article XIII of the Master Lease.

                  (h) Environmental Audit. At least five (5) Business Days prior to such Acquisition Date, each Participant and the Administrative Agent shall have received an

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Lam Research Corporation                                 Participation Agreement

         Environmental Audit performed by an environmental consultant reasonably acceptable to each Participant and the Administrative Agent and either addressed to such Persons or accompanied by a letter allowing such Persons to rely thereon with respect to the Subject Property and in form and substance reasonably satisfactory to each Participant and the Administrative Agent and stating that the applicable assessment has revealed no evidence of recognized environmental conditions in connection with the site except for specified matters, which matters each Participant, the Administrative Agent and the Lessee reasonably agree are not material. If such Environmental Audit reveals the need for additional review or testing, the Lessee shall have provided such additional assessments as are recommended by such consultant.

                  (i)      Deed. The Lessor shall have received at least five
         (5) Business Days prior to the Acquisition Date a copy of the proposed Deed with respect to the Subject Property, and on or prior to such Acquisition Date, such Deed duly executed conveying fee simple title to such Property to the Lessor and containing customary seller's warranties in the applicable jurisdiction and subject only to Permitted Property Liens. The legal description, tax lot designation and zoning of the related Land shall be reasonably acceptable to the Administrative Agent and each Participant.

                  (j) Bill of Sale. If the Subject Property includes any Equipment, then on or prior to such Acquisition Date, the Lessor shall have received a bill of sale (a "Bill of Sale"), conveying title to the Lessor in any Equipment comprising part of the Subject Property.

                  (k)      [Intentionally Reserved].

                  (l) Lease Supplement; Mortgage. On or prior to such Acquisition Date, the Lessee and the Lessor shall have executed and delivered a Lease Supplement with respect to the Subject Property and shall have delivered the original counterpart of such Lease Supplement to the Administrative Agent, and the Lessor shall have delivered a Mortgage to the Administrative Agent with respect to the Subject Property.

                  (m) Financing Statements. On or prior to such Acquisition Date, the Lessee and the Lessor shall have delivered all UCC financing statements relating to the Subject Property as the Lessor or the Administrative Agent may reasonably request in order to protect the interests of the Lessor under the Lease relating to the Subject Property to the extent the Master Lease constitutes a security agreement and to protect and perfect the interests of the Administrative Agent in the Subject Property.

                  (n) Recordation of Lessor Mortgage; Lessor Financing Statements; Search Results. The Lessor and the Administrative Agent shall have received (x) evidence reasonably satisfactory to it that each of (i) the applicable Lease Supplement and any other instrument constituting a Lessor Mortgage, (ii) the financing statements relating to the Subject Property and (iii) the Mortgage relating to the Subject Property has been, or is being, recorded or filed in a manner sufficient to properly perfect each of their interests therein and (y) copies of file search reports from the Uniform Commercial Code filing

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         officer in the jurisdiction (i) in which the Subject Property is located and (ii) in which is located the jurisdiction of incorporation of the Lessee, setting forth the results of such Uniform Commercial Code file searches.

                  (o) Property Survey. On or prior to such Acquisition Date, the Lessee shall have delivered to each Participant and the Administrative Agent a 1999 ALTA/ACSM Survey of the Subject Property certified to each Participant and the Administrative Agent and the title company and otherwise in form and substance acceptable to such Persons.

                  (p) Title Insurance. On or prior to such Acquisition Date, the Lessee shall have delivered to the Administrative Agent and the Lessor an ALTA (or, as the case may be, CLTA) owners and ALTA (or, as the case may be, CLTA) lenders title insurance policy covering the Subject Property in favor of the Lessor and the Administrative Agent, respectively, such policies to be in an amount not less than the Property Cost of the Subject Property, and to be reasonably satisfactory to the Lessor and the Administrative Agent with alternative estates endorsements and such other customary endorsements and affirmative assurances issued by the title company as a routine matter (including, without limitation ALTA Form 3.1 (with Parking), ALTA Form 6.2, ALTA Form 9, a survey endorsement, an endorsement deleting the standard exceptions, and an endorsement regarding recharacterization), to the extent reasonably available in the state where the Subject Property is located.

                  (q) No Default. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Documents, and no Default or Event of Default under any of the Operative Documents will have occurred after giving effect to the acquisition of the Subject Property.

                  (r) Opinion of Counsel and of Local Counsel to the Lessee. Each Participant and the Administrative Agent shall have received an opinion of counsel qualified with respect to the laws of the jurisdiction in which the Subject Property is situated, addressed to such Persons and in form and substance satisfactory to the Administrative Agent and each Participant.

                  (s) Plans and Specifications. On or prior to July 22, 2003, the Lessor and the Administrative Agent shall have received copies of the Plans and Specifications for the Subject Property, certified by the Lessee to be a true, correct and complete copy thereof as in effect on such Acquisition Date.

                  (t) Good Standing Certificates. The Lessee and the Lessor shall have delivered to each Participant and the Administrative Agent a certificate of good standing (or its equivalent) to the effect that the Lessee and the Lessor are qualified to do business in the jurisdiction where the Subject Property is located.

                  (u) Cash Collateral. On or prior to such Acquisition Date, there shall have been delivered to the Administrative Agent the Cash Collateral and the Cash Collateral Documents in form and substance satisfactory to the Administrative Agent and the

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Lam Research Corporation                                 Participation Agreement

         Participants, together with a completed Form FR U-1 and any other documents which the Administrative Agent may reasonably require in connection with the Cash Collateral.

                  (v) Additional Matters. On such Acquisition Date each Participant and the Administrative Agent shall have received such additional documents and instruments related to the acquisition and financing of the Subject Property as any of them shall reasonably request in order to establish the rights and interests of the Administrative Agent and each Participant intended to be created under the Operative Documents in respect of the Subject Property and the Cash Collateral.

         Section 6.2. Delivery of Documents. All documents and instruments required to be delivered pursuant to this Article VI shall be delivered at the offices of Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, or at such other location as may be determined by the Lessor, the Administrative Agent and the Lessee.

                                   ARTICLE VII
                                  DISTRIBUTIONS

         Section 7.1. Basic Rent. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Administrative Agent shall be distributed by the Administrative Agent, first, to the Lessor and the Lenders pro rata without priority of one over the other for application to, the Lender Basic Rent and Lessor Basic Rent respectively, then due, and, second, to the Lenders and the Lessor pro rata without priority of one over the other for application to any overdue interest or Yield (to the extent permitted by Applicable Law).

         Section 7.2. Purchase Payments by the Lessee. Any payment received by the Administrative Agent as a result of:

                  (a) the purchase of all of the Properties in connection with the exercise of the Purchase Option under Section 18.1 of the Master Lease, or compliance with the obligation to purchase (or cause its designee to purchase) all of the Properties in accordance with
         Section 18.2 or 18.3 of the Master Lease, or

                  (b) compliance with the obligation to purchase all of the Properties in accordance with Section 16.2(f) of the Master Lease, or

                  (c) failure to fulfill one or more of the conditions to the exercise of the Remarketing Option with respect to any Property pursuant to Section 20.1 of the Master Lease and the receipt by the Lessor of the Lease Balance pursuant to the last paragraph of Section
         20.2 of the Master Lease, or

                  (d) the payment of the Property Balance with respect to any Property in accordance with Article XV or XVIII of the Master Lease,

shall be distributed by the Administrative Agent to the Participants pro rata without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of

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Lam Research Corporation                                 Participation Agreement

all of the Participant Balances provided that if there is a shortfall in payment of any such amount, the Lenders shall be paid in full prior to any payment to the Lessor.

         Section 7.3. Payment of Maximum Recourse Amounts. The payment of the Maximum Recourse Amount to the Administrative Agent pursuant to Section 20.2(f) of the Master Lease upon the exercise of the Remarketing Option shall be distributed to the Lenders holding Series A Notes for application to the outstanding principal amount of the Series A Notes.

         Section 7.4. Sales Proceeds of Remarketing of the Properties. Any payments received by the Administrative Agent as proceeds from the sale of each Property sold pursuant to the exercise of the Remarketing Option pursuant to
Article XX of the Master Lease, together with any payment made as a result of an End of Term Report pursuant to Section 13.2 and any amounts in excess of the Maximum Recourse Amount (other than amounts in respect of accrued and unpaid
Rent) received by the Administrative Agent pursuant to Section 20.2(f) of the Master Lease, shall be distributed by the Administrative Agent in the funds so received in the following order of priority:

                  first, to the Lenders holding Series B Notes, an amount equal to the aggregate principal amount of the Series B Notes then outstanding with respect to such Property for application to the outstanding principal amount of Series B Notes of each such Lender, pro rata among such Lenders without priority of one over the other in the proportion that the outstanding principal amount of Series B Notes of each such Lender bears to the aggregate outstanding principal amount of Series B Notes and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lenders without priority of one over the other in the proportion that the outstanding principal amount of Series B Notes of each such Lender bears to the aggregate outstanding principal amount of Series B Notes;

                  second, to the extent not previously paid as required by
         Section 7.3 hereof, an amount equal to the Maximum Recourse Amount shall be distributed to the Lenders holding Series A Notes as set forth in Section 7.3;

                  third, an amount equal to the aggregate Lessor Balance shall be distributed to the Lessor for application to pay in full the Lessor Balance; and

                  fourth, the balance, if any, shall be promptly paid to the Lessee as provided in Section 20.5 of the Master Lease.

         Section 7.5. Supplemental Rent. All payments of Supplemental Rent received by the Administrative Agent (excluding any amounts payable pursuant to the preceding provisions of this Article VII) shall be distributed promptly by the Administrative Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

         Section 7.6. Distribution of Payments after Lease Event of Default. (a) During the continuance of a Lease Event of Default and subject to clause (b) below, all proceeds from the

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Lam Research Corporation                                 Participation Agreement

sale of the Properties shall be distributed by the Administrative Agent in the following order of priority:

                  first, so much of such payment or amount as shall be required to pay or reimburse the Administrative Agent for any tax, fees, expense, indemnification or other loss incurred by the Administrative Agent (to the extent incurred in connection with any duties as the Administrative Agent), shall be distributed to the Administrative Agent;

                  second, so much of such payments or amounts as shall be required to pay the Participants the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Participant without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

                  third, to the Lenders for application to pay in full the Loan Balance, pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders;

                  fourth, an amount equal to the Lessor Balance shall be distributed to the Lessor for application to pay in full the Lessor Balance;

                  fifth, to the Participants and the Administrative Agent for any other amounts payable to them under the Operative Documents, pro rata based on the amounts payable; and

                  sixth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessee.

         (b) All payments received and amounts realized by the Administrative Agent in connection with any Casualty or Condemnation during the continuance of a Lease Event of Default shall be distributed by the Administrative Agent as follows:

                  (i) in the event that the Lessor and the Administrative Agent elect to pay all or a portion of such amounts to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.2 of the Master Lease, then such amounts shall be distributed to the Lessee, and

                  (ii) in the event that the Lessor and the Administrative Agent elect to apply all or a portion of such amounts to the purchase price of the related Property in accordance with Section 14.2 and
         Article XV of the Master Lease, then such amounts shall be distributed in accordance with clause (a).

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Lam Research Corporation                                 Participation Agreement

         (c) All amounts (other than amounts described in clause (a) or (b) above) received by the Administrative Agent during the continuance of a Lease Event of Default, including, without limitation, the Cash Collateral, shall be distributed by the Administrative Agent as follows:

                  first, so much of such payment or amount as shall be required to pay or reimburse the Administrative Agent for any tax, fees, expense, indemnification or other loss incurred by the Administrative Agent (to the extent incurred in connection with any duties as the Administrative Agent), shall be distributed to the Administrative Agent;

                  second, so much of such payments or amounts as shall be required to pay the Participants the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Lender and the Lessor without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

                  third, to the Lenders for application to pay in full the Loan Balance, pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lenders bears to the aggregate Participant Balances of all Lenders;

                  fourth, to the Lessor in an amount equal to the Lessor Balance shall be distributed to the Lessor for application to the Lessor Balance;

                  fifth, to the Participants and the Administrative Agent for any other amounts payable to them under the Operative Documents, pro rata based on the amounts payable; and

                  sixth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessee.

         Section 7.7. Casualty and Condemnation Amounts. Subject to Section 7.6(b), any amounts payable to the Administrative Agent as a result of a Casualty or Condemnation pursuant to Section 14.2 of the Master Lease and the Assignment of Lease and Rent shall be distributed as follows:

                  (a)      all amounts payable to the Lessee in accordance with
         Section 14.2(a) of the Master Lease shall be distributed to the Lessee, and

                  (b) all amounts that are to be applied to the purchase price of the related Property in accordance with Section 14.2(a) and
         Article XV of the Master Lease shall be distributed by the Administrative Agent to the Lenders and the Lessor pro rata without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all of the Participant Balances.

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Lam Research Corporation                                 Participation Agreement

         Section 7.8. Other Payments. (a) Except as otherwise provided in Sections 7.1, 7.2, 7.6 and clause (b) below, any payment received by the Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Article VII (including any balance remaining after the application in full of amounts to satisfy any expressed provision) shall be distributed pro rata among the Participants without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all the Participant Balances.

         (b) Except as otherwise provided in Sections 7.1, 7.2 and 7.6, all payments received and amounts realized by the Administrative Agent or the Lessor under the Master Lease or otherwise with respect to the Properties to the extent received or realized at any time after the indefeasible payment in full of the Participant Balances of all of the Participants and any other amounts due and owing to the Participants, shall be distributed forthwith by the Administrative Agent or the Lessor, as the case may be, in the order of priority set forth in
Section 7.6(a).

         (c) Except as otherwise provided in Sections 7.1 and 7.2, any payment received by the Administrative Agent or the Lessor for which provisions as to the application thereof is made in an Operative Document but not elsewhere in this Article VII shall be distributed forthwith by the Lessor or the Administrative Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         Section 7.9. Order of Application. To the extent any payment made to any Participant pursuant to Sections 7.2, 7.3, 7.4, 7.6, 7.7, 7.8 or 7.9 is insufficient to pay in full the Participant Balance of such Participant, then each such payment shall first be applied to accrued interest or Yield and then to principal of the Loans or the Lessor Amounts, as applicable.

         Section 7.10. Payments to Account. All payments made to the Administrative Agent pursuant to the Operative Documents shall be made to the Account.

                                  ARTICLE VIII
                                 REPRESENTATIONS

         Section 8.1. Representations of the Lenders. Each Lender represents and warrants to the other parties hereto that:

                  (a) Source of Funds. Such Lender is not and will not be making its Loans hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975(e)(1) of the Code).

                  (b) Acquisition for Investment. Each Lender is participating in the Transactions for its own account and not with a view toward redistribution; provided that disposition of its rights hereunder shall remain in its control and the foregoing shall not affect the ability of any Lender to assign or sell participations in its rights in accordance with the Operative Documents.

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Lam Research Corporation                                 Participation Agreement

         Section 8.2. Representations of the Lessee. The Lessee hereby represents and warrants to the other parties hereto that:

                  (a) Corporate Existence and Power. The Lessee is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified and in good standing as a foreign corporation in the state where the Properties are located and each other jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it is such that failure to maintain such qualification has resulted or could result in a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Lessee of this Participation Agreement and the other Operative Documents to which it is a party (i) are within the Lessee's corporate powers and have been duly authorized by all necessary corporate action, (ii) require no action by or in respect of, or filing with, any Governmental Authority and (iii) do not contravene any Requirement of Law or any contractual restriction, order, decree or other instrument binding upon the Lessee or any of its Subsidiaries, except, in the case of clauses (ii) and
         (iii) above, any such action, filing or contravention which has not resulted in or could not result in a Material Adverse Effect.

                  (c) Binding Effect. This Participation Agreement and each other Operative Document to which the Lessee is a party has been duly executed and delivered by the Lessee and constitutes a legal, valid and binding agreement of the Lessee enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (d) Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Lessee threatened against or affecting the Lessee before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect and the Lessee does not have any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 8.2(q) hereof.

                  (e) Margin Stock. The Lessee is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (f) Use of Proceeds. The proceeds of each Advance will be used only for the purpose of financing the acquisition of the applicable Property and the payment of Transaction Expenses incurred in connection therewith.

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                  (g)      Compliance with Law. The Lessee is in compliance in
         all material respects with all Applicable Laws, including, without limitation, environmental protection laws, ERISA and the Occupational Health and Safety Act, except where the failure to so comply would not have a Material Adverse Effect.

                  (h) Information. All information relating to the Lessee and the Properties heretofore furnished by the Lessee to the Participants and any Appraiser for purposes of or in connection with this Participation Agreement and the other Operative Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Lessee to the Participants and any such Appraiser will be, true and accurate in all material respects and does not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading.

                  (i) Investment Company. The Lessee is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (j) Liens. The Lessor Mortgage with respect to each Property creates, or upon its execution will create, a valid security interest in and mortgage lien on such Property purported to be covered thereby, and upon recordation of such Lessor Mortgage and the filing of the Lessor Financing Statements relating to such Property, such security interest and mortgage lien will constitute perfected security interests and mortgage liens, prior to all Liens other than Permitted Property Liens.

                  (k) Offer of Securities, etc. Neither the Lessee, nor any Person authorized to act on its behalf has, directly or indirectly, (i) offered any interest in the Properties (or, if such sale or offer would be integrated with the sale or offer of such interest in the Properties, any other interest similar thereto) for sale to any Person or (ii) solicited from any Person any offer to acquire any interest in the Properties (or any such other interest), in either case in violation of the Securities Act.

                  (l) Properties. Except as disclosed on Exhibit 8.2(l) attached hereto, each Property and the contemplated use thereof by the Lessee and its agents, assignees, employees, lessees, sublessees, licensees, tenants and subtenants shall be in material compliance with all Requirements of Law (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements, except for such Requirements of Law as it shall be contesting in good faith by appropriate proceedings. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to Lessee's knowledge, threatened with respect to it, or any Property that materially adversely affects the title to, or the use, operation or value of, such Property.

                  (m) Deed. With respect to the acquisition of a Property on the applicable Acquisition Date, the Deed for such Property will be sufficient to convey good and marketable title to such Property (subject only to Permitted Property Liens) to the Lessor.

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Lam Research Corporation                                 Participation Agreement

                  (n) Insurance. The Lessee has, on or before the applicable Acquisition Date, obtained insurance coverage covering each Property that meets the requirements set forth in Article XIII of the Master Lease and such coverage is in full force and effect.

                  (o) Flood Hazard Areas. Except as otherwise identified on the applicable survey, plat or map with respect to a Property delivered pursuant to Section 6.1(o), no portion of any Property will be located within an area identified as a special flood hazardous area by the Federal Emergency Management Agency.

                  (p)      Solvency. The Lessee is Solvent.

                  (q) Financial Statements. The June 30, 2002 annual financial statements of the Lessee and its Consolidated Subsidiaries and the March 30, 2003 quarterly financial statements of the Lessee and its Consolidated Subsidiaries were prepared in accordance with GAAP and fairly present the financial condition of the Lessee and its Consolidated Subsidiaries at such date and the results of their operations for the period then ended.

                  (r) Material Adverse Change. Since March 30, 2003, there has been no change in the business, properties, condition (financial or otherwise) or results of operations of the Lessee and its Consolidated Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  (s) Taxes. The Lessee has filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Lessee, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Lessee in respect of any taxes or other governmental charges are adequate.

                  (t) ERISA. No member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $15,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, no member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

                  (u) Material Agreements. The Lessee is not a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. The Lessee is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing any Indebtedness or Off-Balance Sheet Obligations with an outstanding principal amount (or implied or attributed principal amount) in excess of $15,000,000.

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Lam Research Corporation                                 Participation Agreement

                  (v) Environmental Matters. In the ordinary course of its business, the Lessee conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Lessee, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or hazardous substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Lessee has concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, would not reasonably be expected to have a Material Adverse Effect.

         Section 8.3. Representations of the Lessor. The Lessor warrants and represents to the other parties hereto that:

                  (a) The Lessor is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

                  (b) The Operative Documents to which it is, or will be, a party have been duly authorized by all requisite corporate action, have been duly executed and delivered by the Lessor, and constitute, and each other Operative Document to which the Lessor is a party when executed and delivered by the Lessor will constitute, the valid and binding obligations of the Lessor enforceable against the Lessor in accordance with the respective terms thereof, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) Neither the execution and delivery of the Operative Documents, the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions thereof will require consent, approval, authorization, filing, registration or qualification under or conflict with or violate any Applicable Law applicable to the Lessor or any of its property, except as contemplated by the Operative Documents.

                  (d) There are no Lessor Liens attributable to the Lessor on the Collateral, the Properties or any part thereof.

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Lam Research Corporation                                 Participation Agreement

                  (e) The Lessor is not and will not be funding its Lessor Amounts hereunder with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975(e)(1) of the Code).

                  (f) The Lessor is participating in the Transactions for its own account and not with a view toward redistribution; provided that disposition of its rights hereunder shall remain in its control and the foregoing shall not affect the ability of the Lessor to assign, transfer or sell participations in its rights in accordance with the Operative Documents.

                  (g) There are no actions or proceedings pending, or to the knowledge of the Lessor, threatened, against or affecting the Lessor in or before any Governmental Authority which, if adversely determined, would materially and adversely affect the ability of the Lessor to enter into or perform the Operative Documents to which it is a party.

                                   ARTICLE IX
                           PAYMENT OF CERTAIN EXPENSES

         The Lessee agrees, for the benefit of the Arranger, the Lessor, the Administrative Agent and the Lenders, that:

         Section 9.1. Transaction Expenses. (a) The Lessee shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the transactions on the Documentation Date and each Acquisition Date. The Lessor shall deliver or cause to be delivered to the Lessee written invoices therefor at least one (1) Business Day prior to the Documentation Date or such Acquisition Date, as applicable.

         (b) The Lessee shall pay or cause to be paid (i) all Transaction Expenses incurred by the Lessor, the Administrative Agent or the Lenders in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers or consents hereto or thereto, (ii) all Transaction Expenses incurred by the Lessor, the Administrative Agent or the Lenders in connection with the purchase of any Property by the Lessee or other Person pursuant to Articles XV, XVIII and XXI of the Master Lease, (iii) all Transaction Expenses incurred by any of the Lenders, the Lessor or the Administrative Agent in respect of enforcement of any of their rights or remedies in respect of the Operative Documents and (iv) all Transaction Expenses incurred by the Lessor, the Administrative Agent and the Lenders in connection with the negotiation and documentation of any restructuring or "workout", whether or not consummated, of any Operative Document.

         Section 9.2. Brokers' Fees and Stamp Taxes. The Lessee shall pay or cause to be paid any brokers' fees for which the Lessee is responsible pursuant to Section 15.2 below and any and all stamp, transfer and other similar taxes, fees and excise, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

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Lam Research Corporation                                 Participation Agreement

         Section 9.3. Loan Agreement and Related Obligations. If a Lease Event of Default has occurred and is continuing, the Lessee shall pay, without duplication of any other obligation of the Lessee to pay any such amount under the Operative Documents, before the due date thereof, all costs, expenses and other amounts (other than principal and interest on the Loans which are payable to the extent otherwise required by the Operative Documents) required to be paid by the Lessor, the Administrative Agent or any of the Lenders under the Loan Agreement and the Assignment of Lease and Rent.

                                    ARTICLE X
                         OTHER COVENANTS AND AGREEMENTS

         Section 10.1. Covenants of the Lessee. The Lessee hereby covenants and agrees with the Lessor, the Lenders and the Administrative Agent that it shall comply with the following provisions of this Section 10.1, it being understood that the following covenants are in addition to, and not by way of limitation of, any covenant set forth in the Lease or any other Operative Document.

                  (a) Financial Reporting. The Lessee will maintain, for the Lessee and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Lessor, the Administrative Agent and each Lender:

                           (i) Within ninety (90) days after the close of each of the Lessee's fiscal years, an unqualified audit report certified by independent certified public accountants of recognized national standing selected by the Lessee, prepared in accordance with generally accepted accounting principles on a consolidated basis for the Lessee and its Consolidated Subsidiaries, including a consolidated balance sheet as of the end of such period and related consolidated statements of earnings and cash flows;

                           (ii) Within forty-five (45) days after the close of each of the first three quarterly periods of each of the Lessee's fiscal years, for the Lessee and the Consolidated Subsidiaries, an unaudited consolidated balance sheet as at the close of such period and a consolidated statement of earnings and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified, subject to year-end audit adjustments, by an Authorized Officer;

                           (iii) Together with the financial statements required pursuant to clauses (i) and (ii) above, a compliance certificate in substantially the form of Exhibit E hereto signed by an Authorized Officer showing the calculations necessary to determine compliance with Sections 10.1(j), (k) and (l) of this Participation Agreement and stating that no Lease Default or Lease Event of Default exists, or if any Lease Default or Lease Event of Default exists, stating the nature and status thereof;

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Lam Research Corporation                                 Participation Agreement

                           (iv) Promptly upon the furnishing thereof to the shareholders of the Lessee, copies of all financial statements, reports and proxy statements so furnished;

                           (v) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly or other regular reports which the Lessee or any of its Subsidiaries files with the Securities and Exchange Commission;

                           (vi) If and when the Lessee or any member of the Controlled Group (A) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which would constitute grounds for a termination of such Plan under ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any Reportable Event, (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA, (C) receives notice that any Multiemployer Plan is in reorganization under Section 4242 of ERISA or may become insolvent under Section 4245 of ERISA, or (D) receives notice from the PBGC that it will institute proceedings asserting liability under Title IV of ERISA or to terminate a Plan under Section 4042 of ERISA or will apply to the appropriate United States District Court to seek the appointment of a trustee to administer any Plan, then, in each such event, copies of such notice given, required to be given or received, as the case may be; and

                           (vii)    Promptly after receipt of a request
                  therefor, such other information (including non-financial information) as the Lessor, the Administrative Agent or any Lender may from time to time reasonably request.

         The Lessee shall be deemed to be in compliance if the information required by Sections 10.1(a)(i), (ii) and (v) is available on "EDGAR" within the time period specified, and such delivery shall satisfy the Lessee's obligations under such Sections.

                  (b) Use of Proceeds. The proceeds of the Advances made under this Participation Agreement will be used to acquire the Properties and to pay Fees and Transaction Expenses. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                  (c) Notice of Default. Promptly after any Authorized Officer of the Lessee becomes aware of the occurrence of any Lease Default or Lease Event of Default, the Lessee will give notice in writing to the Lessor and the Administrative Agent of the occurrence of such Lease Default or Lease Event of Default.

                  (d) Existence. The Lessee will, and will cause each of its Subsidiaries to, do all things necessary to remain duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which the character of the properties owned or leased by it therein or in

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Lam Research Corporation                                 Participation Agreement

         which the transaction of its business is such that failure to maintain such authority has resulted or could result in a Material Adverse Effect; provided, however, that the existence of any Subsidiary may be terminated and any right, franchise or license of any Subsidiary may be terminated or abandoned if in the good faith judgment of the appropriate officer or officers of the Lessee, such termination or abandonment is in its best interest and is not materially disadvantageous to the Lessor or the Lenders.

                  (e) Taxes. The Lessee will, and will cause each of its Subsidiaries to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings diligently conducted (or, in the case of any such tax, those the payment of which can be delayed without penalty) and with respect to which adequate reserves have been set aside.

                  (f) Insurance. Without limiting the provisions of Article XIII of the Master Lease, the Lessee will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance on its property in such amounts and covering such risks of loss of a character usually insured by corporations of comparable size and financial strength and with comparable risks.

                  (g) Compliance with Laws. The Lessee will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including, without limitation, all laws, rules or regulations under ERISA and all environmental laws and regulations) which, if violated, could reasonably be expected to have a Material Adverse Effect.

                  (h) Inspection. The Lessee will, and will cause each of its Subsidiaries to, permit the Lessor and the Lenders, by their respective representatives and agents, to inspect at all reasonable times, and at the risk and expense of the inspecting party (so long as no Lease Event of Default shall have occurred and be continuing and thereafter at the Lessee's risk and expense), any of the corporate books and financial records of the Lessee and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Lessee and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Lessee and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lessor and the Lenders may designate.

                  (i) Consolidations, Mergers, Dissolution and Sale of Assets. The Lessee will not sell, lease, transfer or otherwise dispose of all or substantially all of its assets (whether by a single transaction or a number of related transactions and whether at one time or over a period of time) or to dissolve or to consolidate with or merge into any Person or permit any Person to merge into it, except that the Lessee may consolidate with or merge into, any other Person, or permit another Person to merge into it so long as (i) the Lessee shall be the continuing or surviving Person, (ii) immediately after such merger or consolidation or sale, there shall not exist any Lease Default or Lease Event of Default, and (iii) the Lessee shall deliver a certificate or other evidence showing that it is

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Lam Research Corporation                                 Participation Agreement

         in pro forma compliance with the covenants set forth in Sections 10.1(j), (k) and (l) as of the effective date of such merger or consolidation or sale after giving effect thereto.

                  (j) Liens. The Lessee will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien in or on (x) any Property, except Permitted Property Liens, and
         (y) any of its other properties or assets, except:

                           (i)      Liens existing on the Documentation Date;

                           (ii) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings which will prevent the sale or forfeiture of any property of the Lessee or such Subsidiary or any material interference with the use thereof by the Lessee or such Subsidiary and as to which the Lessee or such Subsidiary has set aside on its books reserves deemed by it to be adequate with respect thereto;

                           (iii) Carrier's, warehousemen's, mechanics', landlords', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings which will prevent the sale or forfeiture of any property of the Lessee or such Subsidiary or any material interference with the use thereof by the Lessee or such Subsidiary and as to which the Lessee or such Subsidiary has set aside on its books reserves deemed by it to be adequate with respect thereto;

                           (iv) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                           (v)      Liens on the property of the Lessee securing
                  (a) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (b) contingent obligations on surety and appeal bonds, and (c) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

                           (vi) Liens on the property or assets of any Person which becomes a Subsidiary of the Lessee or which is merged into the Lessee in a manner consistent with Section 10.1(i) above, after the Documentation Date; provided that (a) such Liens exist at the time such Person is acquired by or merged into the Lessee and (b) such Liens were not created in contemplation of such acquisition by or merger into the Lessee;

                           (vii) Judgment Liens, provided that such Liens do not have a value in excess of $15,000,000 or such Liens are released, stayed, vacated or otherwise

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Lam Research Corporation                                 Participation Agreement

                  dismissed within sixty (60) days after issue or levy and, if so stayed, such stay is not thereafter removed;

                           (viii)   Rights of vendors or lessors under
                  conditional sale agreements, Capitalized Leases or other title retention agreements (including synthetic leases) entered into after the Documentation Date, provided that, in such case, (a) such rights secure or otherwise relate to the Lessee's obligations arising therefrom, (b) such rights do not extend to any property other than property acquired or leased with the proceeds of such obligations (other than cash pledged to secure obligations under synthetic leases), and (c) both immediately before and after giving effect to any such Lien, the Lessee shall be in compliance with Section 10.1(k) below;

                           (ix) Liens on the property or assets of any Subsidiary of the Lessee in favor of the Lessee or any other Subsidiary of the Lessee;

                           (x) Liens to secure Indebtedness of the type described in clauses (vi) and (vii) of the definition of "Indebtedness", entered into by the Lessee with respect to obligations otherwise permitted under Section 10.1(k) below;

                           (xi) Liens created after the Documentation Date on Japanese Assets to secure a Yen-Denominated Facility;

                           (xii) Liens on accounts receivable created in connection with a transaction permitted by Section 10.1(l) not to exceed $100,000,000 at any one time; and

                           (xiii) Liens in addition to the Liens permitted by clauses (i) through (xii) above securing additional obligations of the Lessee permitted under Section 10.1(k) below of up to $20,000,000 annually and $50,000,000 in the aggregate.

                  (k) Minimum Cash. The Lessee shall at all times during the Lease Term maintain unrestricted cash balances plus Short Term Investments in an amount equal to the sum of $50,000,000, plus the outstanding non-cash collateralized (i) notional amount of senior Indebtedness, (ii) notional amount of subordinated Indebtedness, (iii) recourse portions of Off-Balance Sheet Obligations, (iv) Guaranties (to the extent not included in clauses (i), (ii) and (iii) above and excluding from this clause (iv) any Guaranties constituting standby letters of credit (which are covered by clause (v) below)), and (v) standby letters of credit of the Lessee and its Subsidiaries to the extent of amounts in excess of $5,000,000, but excluding from this clause (v) any standby letters of credit securing obligations of the types described in Sections 10.1(j)(iv) and (v) (other than leases) arising in the ordinary course of business of the Lessee and its Subsidiaries.

                  (l) Sale of Receivables. The Lessee will not, and will not permit any of its Subsidiaries to, sell or otherwise transfer any of its accounts receivable; provided that the

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Lam Research Corporation                                 Participation Agreement

         Lessee and its Subsidiaries may sell accounts receivable on a limited-recourse basis under any receivables purchase agreement in an amount not to exceed $100,000,000 at any one time. For purposes of this
         Section 10.1(l), "limited-recourse" means that, on an aggregate basis, recourse is limited to less than 20% of the notional amount of the aggregate accounts receivable so sold.

                  (m) Transactions with Affiliates. The Lessee will not, and will not permit any Subsidiary to, directly or indirectly, pay any amount of funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Lessee or such Subsidiary as would have been obtained from a third party who was not an Affiliate.

                  (n) Further Assurances. The Lessee, at its cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lessor, the Administrative Agent or any Lender reasonably may request from time to time in order to carry our more effectively the intent and purposes of this Agreement and the other Operative Documents and the Transactions. The Lessee, at its cost and expense, will cause all financing statements, fixture filings, mortgages and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by the Administrative Agent, any Lender or the Lessor in order to establish, preserve, protect and perfect the title and Lien of the Lessor and/or the Administrative Agent in the Properties and the Collateral and the Lessor's, the Administrative Agent's and/or any Lender's rights under this Participation Agreement and the other Operative Documents.

         Section 10.2. [***]

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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Lam Research Corporation                                 Participation Agreement

         Section 10.3. Covenants of Each Participant. Subject at all times to the terms and provisions of Section 15.10, each Participant hereby severally agrees that, until payment in full of the Lease Balance or such other time as the Master Lease shall have terminated with respect to all of the Properties:

                  (a) it will not create, incur, assume or suffer to exist any Lessor Lien attributable to it upon any Property; and

                  (b) it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided that such Participant may contest any such Lessor Lien in good faith and by appropriate proceedings.

         Section 10.4. Release of Properties. (a) If the Lessee shall at any time (i) purchase any Affected Property pursuant to Section 15.1 of the Lease,
(ii) exercise its Purchase Option with respect to the Properties, or if any or all of the Properties shall be purchased by the Lessee (or its designees) in accordance with the Master Lease, and in each case, the Lessee satisfies each of the obligations and conditions set forth in the Master Lease for the release of a Property therefrom, then, upon application of the proceeds of any such sale pursuant to Article VII and all accrued interest, Yield and any other payments due and owing from the Lessee to the Administrative Agent, the Lenders and the Lessor on such date pursuant to the Operative Documents, including without limitation all amounts due and owing pursuant to Article XIII of this Participation Agreement with respect to such Property or Properties purchased by the Lessee or its designee, (i) each such Property shall be released from the Liens created by the Operative Documents (including any Liens created by the Lease Supplement covering such Property, the Mortgage with respect to such Property and the Assignment of Lease and Rent) and the Administrative Agent and the Lessor shall, at the expense of the Lessee, execute and deliver such instruments as the Lessee may reasonably request to effectuate and evidence such releases, and (ii) the Lessee shall be entitled to the return of a portion of the Funds held under the Cash Collateral Pledge Agreement equal to the amount in excess of the amount then required to be maintained under the terms of Section 4 thereof.

         (b) In addition, upon the termination of the Commitments of the Lenders and the payment in full of all other amounts owing to the Lenders by the Lessee hereunder or under any other Operative Document, the Properties shall be released from the Liens created by the Mortgages and the Assignment of Lease and Rent. Upon request of either the Lessee or the Lessor following any such release, the Administrative Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Lessor or the Lessee, as applicable, such documents as the Lessee or the Lessor shall reasonably request to effectuate and evidence such release.

                                   ARTICLE XI
                             [INTENTIONALLY OMITTED]

                                   ARTICLE XII
                      TRANSFERS OF PARTICIPANTS' INTERESTS

         Section 12.1. Assignments. (a) Each Lender may, with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit F to one or more Eligible Lender Assignees (or, if a Lease Event of Default has occurred and is continuing, to any Person). Each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Operative Documents relating to its Series A Notes and/or Series B Notes. Any such assignment shall be in

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a minimum aggregate amount of $5,000,000 (or the balance of such Loan Commitment applicable to its Series A Notes and/or Series B Notes, if less). Any assignment hereunder shall be effective upon delivery to the Administrative Agent and the Lessor of written notice of the assignment together with a transfer fee of $3,500.00 payable by the assignor Lender or the assignee Lender to the Administrative Agent for its own account. The assigning Lender will give prompt notice to the Administrative Agent and the Lessee of any such assignment. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of the Operative Documents (including all representations, warranties and covenants which will all be deemed made and agreed to by such assignee) and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. The Administrative Agent agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee Lender separate promissory notes of the series and in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). So long as no Lease Event of Default has occurred and is continuing, Key Corporate Capital Inc. agrees that it will not transfer or assign its Notes if after giving affect to such transfer or assignment, the principal amount of Notes held by Key Corporate Capital Inc. plus the Lessor Amounts held by SELCO Service Corporation would be less than $10,000,000.

         (b) The Lessor may, with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), assign all of its rights and obligations hereunder pursuant to an assignment agreement in form and substance reasonably satisfactory to the Lessee and the Administrative Agent (provided that Lessee's approval shall not be required during the continuance of a Lease Event of Default) to an Eligible Lessor Assignee (or, if a Lease Event of Default has occurred and is continuing, to any Person). Any assignment hereunder shall be effective upon the later of (x) delivery to the Administrative Agent and the Lessee of written notice of the assignment and (y) the date on which all required consents thereto shall have been given (or, if applicable, deemed given). The Lessor will deliver written notice to the Administrative Agent and the Lessee of any such proposed assignment at least ten (10) Business Days prior to the proposed date of such assignment, which notice shall contain the name of the proposed assignee and financial information with respect thereto sufficient to determine whether such transferee is an Eligible Lessor Assignee (any such notice, a "Notice of Proposed Assignment"). To the extent any consents to an assignment are required hereunder, such consents shall be deemed to have been given if the party entitled to consent thereto does not object to the proposed transferee within five (5) Business Days of its receipt of the applicable Notice of Proposed Assignment. The Lessor shall make such filings and give such notices as shall be necessary to evidence such assignment in all public offices where filings have been made under the Operative Documents, and the Lessee and the Administrative Agent shall cooperate with the Lessor in effecting such filings and notices. Upon the effectiveness of any such assignment, the assignee shall become the "Lessor" for all purposes of the Operative Documents and the assignor shall be relieved of its obligations hereunder. In connection with any assignment pursuant to this Section 12.1(b), the Lessee and the Administrative Agent will, promptly upon the request of the Lessor and at the Lessor's cost and expense, execute and deliver an acknowledgment of such assignment and the succession of the transferee to all rights

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Lam Research Corporation                                 Participation Agreement

and obligations of the transferor Lessor under the Operative Documents in such form as the transferee may reasonably request.

         Section 12.2. Participations. Each Participant may sell, transfer, grant or assign participations in all or any part of such Participant's interests and obligations hereunder; provided that (i) such selling Participant shall remain a "Lender" or the "Lessor", as the case may be, for all purposes under the Operative Documents (such selling Participant's obligations under the Operative Documents remaining unchanged) and the sub-participant shall not constitute a Participant hereunder, (ii) no such sub-participant shall have, or be granted, rights to approve any amendment or waiver relating to the Operative Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans or Lessor Amounts in which the sub-participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Expiration Date or the date of any mandatory prepayment), interest or fees in which the sub-participant is participating, or (C) release all or substantially all of the collateral or guarantees (except as expressly provided in the Operative Documents) supporting any of the Loans or Lessor Amounts or Commitments in which the sub-participant is participating, (iii) sub-sub-participations by the sub-participant (except to an Affiliate, parent company or Affiliate of a parent company of the sub-participant) shall be prohibited and (iv) written notice of each such participation is given to the Lessee. In the case of any such participation, the sub-participant shall not have any rights under the Operative Documents (the sub-participant's rights against the selling Participant in respect of such participation to be those set forth in the participation agreement with such Participant creating such participation) and all amounts payable by the Lessee hereunder shall be determined as if such Participant had not sold such participation; provided, however, that such sub-participant shall be entitled to receive additional amounts under Sections 13.5, 13.10 and 13.11 on the same basis as if it were a Participant (but only to the extent that the Participant would have been entitled to receive such additional amounts with respect to the interest participated had it not sold such participation).

         Section 12.3. Withholding Taxes; Disclosure of Information; Pledge Under Regulation A. (a) If the assignee of any Participant pursuant to Section
12.1 or the subparticipant of any Participant pursuant to Section 12.2 is (i) not a citizen or resident of the United States of America, (ii) not a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) not an estate or trust that is subject to federal income taxation regardless of the source of its income (each, a "Non-U.S. Transferee"), then such Non-U.S. Transferee shall deliver (or cause to be delivered) upon the request of the Lessee to each of the Administrative Agent and the Lessee one of the following properly completed and signed U.S. tax forms: (i) a form W-8ECI or (ii) a form W-8BEN claiming a valid exemption under an applicable U.S. tax treaty for all income payable to such Non-U.S. Transferee under the Operative Documents.

         (b) If the assignee of any Participant pursuant to Section 12.1 or the subparticipant of any Participant pursuant to Section 12.2 is not a Non-U.S. Transferee (each, a "U.S. Transferee"), then such U.S. Transferee shall deliver (or cause to be delivered) to each of the Administrative Agent and the Lessee a properly completed and signed U.S. tax Form W-9.

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Lam Research Corporation                                 Participation Agreement

         (c) Any Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XII, disclose to such assignee or participant or proposed assignee or participant, any information relating to the Lessee or the Transactions, subject to appropriate confidentiality requirements relating to such information.

         (d) Anything in this Article XII to the contrary notwithstanding, any Lender may without the consent of the Lessee, the Administrative Agent or the Lessor, assign and pledge all or any portion of the Notes held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; provided, any payment by the Lessee for the benefit of the assigning or pledging Participant shall be deemed to satisfy the Lessee's obligations with respect thereto.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         Section 13.1. General Indemnification. (a) The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise) whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Documentation Date or after the Maturity Date, in any way relating to or arising out of the transactions contemplated by this Participation Agreement and the other Operative Documents, including, without limitation:

                  (i) any of the Operative Documents and any amendment, modification or waiver in respect thereof;

                  (ii) the Properties or any part thereof or interest therein;

                  (iii) the purchase, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, assignment, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including without limitation, any sale pursuant to Section 16.2(d) or 16.2(f) of the Master Lease or any sale pursuant to
         Article XV, XVIII or XX of the Master Lease), return or other disposition of all or any part or any interest in the Properties or the imposition of any Lien thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (on the basis of strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Property, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Master Lease which are in effect at any time with respect to any Property or any part thereof,

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Lam Research Corporation                                 Participation Agreement

         (5) any Claim for patent, trademark or copyright infringement with respect to any Property, and (6) Claims arising from any public improvements with respect to any Property resulting in any change or special assessments being levied against any Property or any plans to widen, modify or realign any street or highway adjacent to any Property, or any Claim for utility "tap-in" fees;

                  (iv) the breach or alleged breach by the Lessee of any covenant, representation or warranty made or deemed made by it in any Operative Document or any certificate required to be delivered by it by any Operative Document;

                  (v) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Participation Agreement or any other Operative Document; and

                  (vi) the existence of any Lien on or with respect to any Property, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personality or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee.

         (b) Notwithstanding the terms of clause (a) of this Section 13.1, the Lessee shall not be required to indemnify any Indemnitee under this Section
13.1 for any Claim to the extent arising or resulting from (1) the willful misconduct or gross negligence of such Indemnitee, (2) Lessor Liens attributable to such Indemnitee, (3) a breach by such Indemnitee of any Operative Document,
(4) a breach by such Indemnitee of any agreement entered into in connection with the assignment or participation of any Loan or Lessor Amount, any interest therein or any other interest of such Indemnitee under the Operative Documents, and (5) acts or events occurring in respect of any Property in the period after the Lessee ceases to lease such Property from the Lessor under the Lease to the extent not resulting from any act or event otherwise covered by this indemnity that occurred during the period the Lessee leased such Property. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 13.1, this Section 13.1 shall be construed as an indemnity only and not a guaranty of residual value of any Property or as a guaranty of the Notes or the repayment of the Lease Balance.

         Section 13.2. End of Term Indemnity. (a) If the Lessee elects the Remarketing Option and there would, after giving effect to the proposed remarketing transaction, be a Shortfall Amount, then as a condition to the Lessee's right to complete the remarketing of the Properties pursuant to Article XX of the Master Lease, the Lessee shall cause to be delivered to the Administrative Agent and the Lessor at least one hundred twenty (120) days prior to the Expiration Date, at the Lessee's sole cost and expense, a report from the Appraiser in form and substance satisfactory to the Lessor, the Administrative Agent and the Lenders (the "End of the

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Lam Research Corporation                                 Participation Agreement

Term Report") which shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of any Property from the Property Cost thereof.

         (b) On or prior to the Expiration Date, the Lessee shall pay to the Administrative Agent for the account of each of the Participants an amount (not to exceed the Shortfall Amount) equal to the portion of any Shortfall Amount that the End of the Term Report demonstrates was the result of a decline in the Fair Market Sales Value of any Property due to:

                  (i) extraordinary use; failure to maintain, repair, restore, rebuild or replace; failure to comply with any applicable law; failure to use; workmanship; method of installation or removal or maintenance, repair, rebuilding or replacement (excepting in each case ordinary wear and tear and except as otherwise provided in the Lease); or

                  (ii) any Modification made to, or any rebuilding of, such Property or any part thereof by the Lessee, or any sublessee, whether or not permitted pursuant to the Operative Documents; or

                  (iii) contamination at such Property resulting from any Hazardous Activity, Hazardous Materials or Environmental Violations whether or not such condition existed on the Acquisition Date therefor; or

                  (iv) any restoration or rebuilding carried out by the Lessee; or

                  (v) any condemnation of any portion of such Property pursuant to Article XIV of the Master Lease; or

                  (vi) any use of such Property or any part thereof by the Lessee other than for its intended purposes as contemplated by the applicable Appraisal; or

                  (vii) any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 11.2 of the Master Lease; or

                  (viii) the failure of the Lessor to have good and marketable title to such Property free and clear of all Liens (other than Permitted Property Liens described in clauses (i), (viii) and (x) of the definition thereof); or

                  (ix) the existence of any sublease relating to such Property that shall survive the Expiration Date.

         Section 13.3. Environmental Indemnity. To the fullest extent permitted by Applicable Law, and without limitation of the other provisions of this
Article XIII, the Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including, without limitation, third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings, judgments, remedial actions, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but

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Lam Research Corporation                                 Participation Agreement

not limited to reasonable attorneys' and/or paralegals' fees and expenses and costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work with respect to any Property undertaken or required by any federal, state or local Governmental Authority), arising or asserted under any Environmental Laws, and arising in whole or in part, out of:

                  (a) the presence on or under such Property of any Hazardous Materials, or any Releases of any Hazardous Materials on, under, from or at such Property;

                  (b) any activity, including, without limitation, construction, carried on or undertaken on or off such Property, whether by the Lessee (or any predecessor in title) or any employees, agents, contractors or subcontractors of the Lessee (or any predecessor in title), or in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or off such Property;

                  (c) with respect to any Hazardous Materials at such Property, loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws; or

                  (d) any noncompliance with Environmental Laws, or any act or omission causing an environmental condition at such Property that requires remediation or causing any Governmental Authority to record a Lien pursuant to Environmental Laws on the land record of such Property; or

                  (e) any residual contamination on or under such Property, including any contamination affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Material associated with such Property, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

provided, however, that the Lessee shall not be required to indemnify any Indemnitee under this Section 13.3 for (1) any claim to the extent resulting from such Indemnitee's gross negligence or willful misconduct, or (2) any claim arising in respect to such Property to the extent attributable to acts or events occurring in the period after the Lessee ceases to lease the Property from the Lessor; provided that the facts supporting such claim occur after such period. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of the Lease Term with respect to any claim based on facts or circumstances arising prior to or during the Lease Term, and shall be separate and independent from any remedy under the Lease or any other Operative Document.

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Lam Research Corporation                                 Participation Agreement

         Without limiting the generality of the foregoing, the Lessee waives all rights and defenses that the Lessee may have because the Lessee's obligations are secured by real property. This means, among other things:

                  (1) The Indemnitees may collect from the Lessee without first foreclosing on any real or, if applicable, personal property collateral pledged by Lessee;

                  (2) If the Indemnitees foreclose on any real property collateral pledged by the Lessee:

                           (A) the amount of the Lessee's obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale (even if the collateral is worth more than the sale price thereof);

                           (B) the Indemnitees may collect from the Lessee even if the Indemnitees, by foreclosing on the real property collateral, have destroyed any right the Lessee may have to collect from third parties.

This is an unconditional and irrevocable waiver of any rights and defenses the Lessee may have because Lessee's obligations are secured by real property.

         Section 13.4. Proceedings in Respect of Claims. In case any action, suit or proceeding shall be brought against any Indemnitee in respect of Claims indemnifiable under Sections 13.1 or 13.3, such Indemnitee shall promptly notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at the Lessee's expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that if the Lessee shall have exercised its rights to control the defense of such Claim to the exclusion of the applicable Indemnitee, the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee's counsel, (x) such action, suit or proceeding involves any risk of imposition of criminal liability on any Indemnitee or will involve a material risk of imposition of civil liability on any Indemnitee or the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Property Lien) on the Properties or any part thereof or any interference with the payment of Rent unless, in the case of civil liability only, the Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect of such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee that the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) a Lease Default or Lease Event of Default has occurred and is continuing. The Indemnitee will join in the Lessee's efforts to sever such action. In the event that an Indemnitee has assumed control of any such proceeding, it shall keep the Lessee fully apprised of the status of such action, suit or proceeding and shall provide the Lessee with all

                                      -36-
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Lam Research Corporation                                 Participation Agreement

information with respect to such action, suit or proceeding as the Lessee may reasonably request. The Indemnitee may participate at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.3 without prior written consent of the Indemnitee, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee.

         Upon payment in full of any Claim by the Lessee pursuant to Section
13.1 or 13.3 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee to pursue such claims.

         Any amount payable to an Indemnitee pursuant to Section 13.1 or 13.3 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 13.5. General Tax Indemnity.

         (a) Indemnification. Without limitation of the rights of any Tax Indemnitee under any other indemnification provision of this Article XIII, the Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the applicable Property and all Tax Indemnitees, and hold them harmless, on an After Tax Basis, against all Impositions.

         (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 13.5, or if any Tax Indemnitee shall determine that any Imposition to which the Lessee may have an indemnity obligation pursuant to this Section 13.5 may be payable, such Tax Indemnitee shall promptly (and in any event, within thirty (30) days) notify the Lessee in writing (provided that failure to so notify the Lessee within thirty (30) days shall not alter such Tax Indemnitee's rights under this Section
13.5 except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any Impositions) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such thirty (30) day period, such Tax Indemnitee shall, in such notice to the Lessee, so inform the Lessee and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days

                                      -37-
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Lam Research Corporation                                 Participation Agreement

after the receipt of such notice by the Lessee unless such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such ten
(10) day period.

         The Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from such Tax Indemnitee (or such shorter period as such Tax Indemnitee has notified the Lessee is required by law or regulation for such Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the Imposition, at the Lessee's sole expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving an Imposition of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of such Tax Indemnitee, but can be pursued independently from any other proceeding involving an Imposition on such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee or (z) such Tax Indemnitee so requests, then the Lessee shall be permitted to control the contest of such claim, provided that in the case of any such contest, if such Tax Indemnitee determines reasonably and in good faith that such contest by the Lessee could have a material adverse impact on the business or operations of such Tax Indemnitee and provides a written explanation to the Lessee of such determination, such Tax Indemnitee may elect to control or reassert control of the contest, and provided that by taking control of the contest, the Lessee acknowledges that it is solely responsible for the Imposition ultimately determined to be due by reason of such contest, and provided, further, that in determining the application of clauses (x) and (y) above, each Tax Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which the Lessee indemnifies hereunder from Taxes for which the Lessee is not obligated to indemnify hereunder, so that the Lessee can control the contest of the former. In all other claims relating to Impositions requested to be contested by the Lessee, such Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. Notwithstanding anything to the contrary contained herein, in no event shall the Lessee be permitted to pursue or continue any contest (or such Tax Indemnitee be required to pursue or continue any contest) of any Imposition or claim thereof through any action, suit or proceeding (A) if such Tax Indemnitee provides the Lessee with a legal opinion of independent counsel reasonably acceptable to the Lessee that such action, suit or proceeding involves a risk of imposition of criminal liability on any Tax Indemnitee or will involve a material risk of imposition of civil liability on any Tax Indemnitee or the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Property Lien) on the Properties or any part thereof or any interference with the payment of Rent unless, with respect to civil liability only, the Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Tax Indemnitees in respect of such risk, (B) if a Lease Default or Lease Event of Default has occurred and is continuing, (C) unless the Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand and on an After Tax Basis all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition or claim thereof, including all reasonable legal, accounting and investigatory fees and disbursements as well as the Impositions which are the subject of such contest to the extent the contest is unsuccessful, or (D) if such contest shall involve the payment of the Imposition prior to the contest, unless the Lessee shall provide to such Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Tax Indemnitee is so required to pay on an After Tax Basis and prior to commencing any contest the Lessee shall have acknowledged its liability for the Imposition (if and to the extent that the Tax Indemnitee or the Lessee, as the case may be,

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Lam Research Corporation                                 Participation Agreement

shall not prevail in the contest in respect of the Imposition). In addition, no contest of any Imposition shall be required: (A) unless the amount of the potential indemnities (taking into account all similar or logically related claims that have been or are likely to be raised in any audit involving any or all of such Tax Indemnitees for which the Lessee may be liable to pay an indemnity under this Section 13.5(b)) exceeds $75,000 and (B) unless, if requested by such Tax Indemnitee, the Lessee shall have provided to such Tax Indemnitee at the Lessee's sole expense, an opinion of independent counsel selected by the Lessee and reasonably acceptable to the Tax Indemnitee that a reasonable basis exists to contest such Imposition (or, in the case of an appeal from an adverse judicial determination, that there is substantial authority for a reversal or favorable modification of such decision of such appeal). In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

         The party conducting and controlling the contest of an Imposition shall consult in good faith with the other party and its counsel with respect to such contest (or claim for refund) but the decisions regarding what actions are to be taken with respect to such contest shall be made by the controlling party in its sole judgment. In addition, the party controlling the contest shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant Governmental Authority to the controlling party thereof, relating to such contest.

         Each Tax Indemnitee shall, at the Lessee's sole expense, supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 13.5(b) so long as such information or documents are not, in the reasonable judgment of the Tax Indemnitee, confidential information or documents. Notwithstanding anything in this Section 13.5(b) to the contrary, so long as no Lease Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse determination with respect to any claim for an Imposition for which it is entitled to be indemnified under this Section 13.5 (and with respect to which contest is required under this Section 13.5(b)) without the prior written consent of the Lessee (which shall not be unreasonably withheld or delayed), unless such Tax Indemnitee waives its right to be indemnified under this Section 13.5 with respect to such claim pursuant to the next paragraph.

         Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest or continue to contest (and the Lessee shall not be permitted to contest or continue to contest) a claim with respect to any Imposition and shall be permitted to settle or commence any such claim without the consent of the Lessee if (i) such Tax Indemnitee shall waive its right to indemnification under this Section 13.5 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver) and the Tax Indemnitee returns to the Lessee all amounts previously advanced to the Indemnitee with respect to the contest of such claim or (ii) such Imposition is the sole result of a claim of a continuing and consistent nature, which claim has previously been resolved against the relevant Tax Indemnitee (unless a change in law or facts has occurred since such prior adverse resolution and the Lessee provides an opinion of independent tax counsel reasonably satisfactory to the Tax Indemnitee to the effect that it is more

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Lam Research Corporation                                 Participation Agreement

likely than not that such change in law or facts will result in a favorable resolution of the claim at issue).

         (c)      [Intentionally omitted]

         (d) Payments. Any Imposition indemnifiable under this Section 13.5 shall be paid when due directly to the applicable taxing authority if such direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section 13.5 shall be paid to the Tax Indemnitee within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee, which demand shall be, accompanied by a written statement describing in reasonable detail the amount so payable, but not before ten (10) Business Days prior to the date that the relevant Imposition is due. Any payments made pursuant to this Section 13.5 shall be made directly to such Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule II hereto. Upon the request of any Tax Indemnitee with respect to Impositions that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Imposition or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

         (e) Reports. In the case of any report, return or statement required to be filed with respect to any Impositions that are subject to indemnification under this Section 13.5, the Lessee shall promptly notify such Tax Indemnitee of such requirement and, at the Lessee's sole expense (i) if the Lessee is permitted by Applicable Law, timely file such report, return or statement in its own name and send a copy of such report, return or statement to the Tax Indemnitee, or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee, or the Tax Indemnitee otherwise requests that such report, return or statement be filed in the name of or by such Tax Indemnitee, the Lessee shall prepare and furnish such report, return or statement in such manner as shall be satisfactory to such Tax Indemnitee and shall send the same to such Tax Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which such Tax Indemnitee will file any such report, return or statement, the Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow such Tax Indemnitee to file such report, return or statement.

         (f) Tax Ownership. Each Tax Indemnitee represents and warrants that it will not, prior to the termination of the Lease with respect to a Property, claim ownership of (or any tax benefits, including depreciation, with respect to) such Property for any income tax purposes (unless required to do so by a Governmental Authority), it being understood that the Lessee is and will remain the owner of such Property for such income tax purposes until the termination of the Lease with respect thereto.

         (g) Disclosure. The parties agree that any party to this Participation Agreement (and each employee, representative, or other agent of such party) may disclose the tax aspects of the

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Lam Research Corporation                                 Participation Agreement

transactions contemplated by this Participation Agreement and the structural aspects of these transactions as they relate to such tax aspects without limitation of any kind on such disclosure.

         Section 13.6. Indemnity Payments in Addition to Lease Obligations. The Lessee acknowledges and agrees that the Lessee's obligations to make indemnity payments under this Article XIII are separate from, in addition to, and do not reduce, the Lessee's obligations to pay any amounts owing from time to time under the Lease.

         Section 13.7. Eurodollar Rate Lending Unlawful. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Documentation Date shall make it unlawful for any Participant to make, continue or maintain Eurodollar Loans/Lessor Amounts as contemplated by the Operative Documents, (i) such Participant shall promptly give written notice of such circumstances to the Lessee, the Lessor and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Participant hereunder to make, continue or maintain Eurodollar Loans/Lessor Amounts shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Participant to make, continue or maintain Eurodollar Loans/Lessor Amounts, such Participant shall then have a commitment only to make or maintain Base Rate Loans/Lessor Amounts when Eurodollar Loans/Lessor Amounts are requested and (iii) such Participant's Loans and Lessor Amounts then outstanding as Eurodollar Loans/Lessor Amounts, if any, shall be converted automatically to Base Rate Loans/Lessor Amounts on the respective last days of the then current Interest Periods with respect to such Loans and Lessor Amounts or within such earlier period as required by law. If any such conversion of Eurodollar Loans/Lessor Amounts occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Lessee shall pay to such Participant such amounts, if any, as may be required pursuant to Section 13.10. In any such case, interest and principal (if any) shall be payable contemporaneously with the related Eurodollar Loans/Lessor Amounts of the other Participants so affected.

         Section 13.8. Deposits Unavailable. If any of the Participants shall have determined that:

                  (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to such Participant in its relevant market; or

                  (ii) by reason of circumstances affecting such Participant's relevant market adequate means do not exist for ascertaining the interest rate or Yield, as the case may be, applicable to such Participant's Eurodollar Loans/Lessor Amounts;

then, upon notice from such Participant to the Lessee, the Administrative Agent and the other Participants, (x) the obligations of such Participant to make or continue any Loans or Lessor Amounts as, or to convert any Loans or Lessor Amounts into Eurodollar Loans/Lessor Amounts shall be suspended, and (y) each outstanding Eurodollar Loan/Lessor Amount held by such Participant shall automatically convert into a Base Rate Loan/Lessor Amount on the last day of the current Interest Period applicable thereto.

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Lam Research Corporation                                 Participation Agreement

         Section 13.9. Increased Costs, etc. (a) If the adoption of or any change in a Requirement of Law or in the interpretation or application thereof applicable to any Participant, or compliance by any Participant with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Documentation Date (or, if later, the date on which such Participant becomes a Participant):

                  (i) shall subject such Participant to any tax of any kind whatsoever with respect to any Eurodollar Loans/Lessor Amounts made, continued or maintained by it or its obligation to make, continue or maintain Eurodollar Loans/Lessor Amounts, or change the basis of taxation of payments to such Participant in respect thereof (except for Taxes that would be excluded from the definition of Impositions, any changes in taxes measured by or imposed upon the overall gross or net income, franchise or other taxes (imposed in lieu of such net income tax), of such Participant its applicable lending office, branch, or any affiliate thereof); or

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, Loans, Lessor Amounts, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Participant which is not otherwise included in the determination of the Adjusted Eurodollar Rate hereunder; or

                  (iii) shall impose on such Participant any other condition (excluding any Tax of any kind) whatsoever in connection with the Operative Documents;

and the result of any of the foregoing is to increase the cost to such Participant of making, continuing or maintaining Eurodollar Loans/Lessor Amounts or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Lessee from such Participant, the Lessee shall pay such Participant any additional amounts necessary to compensate such Participant for such increased cost or reduced amount receivable; provided that, in any such case, the Lessee may elect to convert the Eurodollar Loans/Lessor Amounts made or held by such Participant hereunder to Base Rate Loans/Lessor Amounts by giving the Administrative Agent at least one (1) Business Day's notice of such election, in which case the Lessee shall promptly pay to such Participant, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 13.10. All payments required by this Section 13.9(a) shall be made by the Lessee within five (5) Business Days after demand by the applicable Participant. The Lessee shall not be obligated to reimburse any Participant for any increased cost or reduced return incurred more than one hundred eighty (180) days prior to the date that such Participant delivers notice to the Lessee of such increased cost or reduced return unless such Participant gives notice thereof to the Lessee in accordance with this Section 13.9 during such one hundred eighty (180) day period. If any Participant becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Lessee, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant and a reasonably detailed explanation of the calculation thereof (including the method by which such Participant allocated such amounts to the Lessee). Such a certificate as to any

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Lam Research Corporation                                 Participation Agreement

additional amounts payable pursuant to this clause submitted by such Participant, through the Administrative Agent, to the Lessee shall be conclusive and binding for all purposes, absent manifest error. This covenant shall survive the termination of this Participation Agreement and the payment of the Loans and Lessor Amounts, as the case may be, and all other amounts payable hereunder.

         (b) Each Participant shall use its reasonable efforts to reduce or eliminate any unlawfulness or claim for compensation pursuant to Sections 13.7,
13.8 or 13.9(a), including, without limitation, a change in the office of such Participant at which its obligations related to this Participation Agreement are maintained if such change will cure the unlawfulness or avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it.

         Section 13.10. Funding Losses; Break Costs. (a) The Lessee agrees to indemnify each Indemnitee and to hold each Indemnitee harmless from any loss or expense which such Indemnitee may sustain or incur as a consequence of (i) default by the Lessee in making a borrowing of Loans or Lessor Amounts which are Eurodollar Loans/Lessor Amounts after Lessee has given a notice requesting the same in accordance with the provisions of this Participation Agreement, (ii) default by the Lessee in making any prepayment of a Loan or Lessor Amount which is a Eurodollar Loan/Lessor Amount after the Lessee has given a notice thereof in accordance with the provisions of this Participation Agreement, or (iii) the making of a payment or prepayment of Loans or Lessor Amounts which are Eurodollar Loans/Lessor Amounts on a day which is not the last day of an Interest Period with respect thereto. This covenant shall survive the termination of this Participation Agreement or any other Operative Document and the payment of the Loans, Lessor Amounts and all other amounts payable under the Operative Documents.

         (b) The Lessee shall, upon receipt from the Administrative Agent or any Participant of a statement of the amount of any loss, cost or expense constituting Break Costs prepared in good faith and in reasonable detail (which statement shall be binding absent manifest error), pay the amount of such Break Costs to the requesting Person.

         Section 13.11. Capital Adequacy. (a) If the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Documentation Date has or will have the effect of reducing the rate of return on any Participant's or its parent company's capital, as a consequence of its commitments or obligations hereunder to a level below that which such Participant or its parent company could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Participant's or its parent company's policies with respect to capital adequacy), then, upon notice from such Participant, the Lessee shall pay to such Participant such additional amount or amounts as will compensate such Participant and its parent company for such reduction (it being understood that such parent company shall not be reimbursed to the extent its subsidiary Participant is

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Lam Research Corporation                                 Participation Agreement

reimbursed by the Lessee in connection with the same or a similar law, rule, regulation, change, request or directive applicable to such Participant). All payments required by this Section 13.11 shall be made by the Lessee within five
(5) Business Days after demand by such Participant. The Lessee shall not be obligated to reimburse any Participant for any reduced return incurred more than one hundred eighty (180) days prior to the date that such Participant delivers notice to the Lessee of such reduced return unless such Participant gives notice thereof to the Lessee in accordance with this Section 13.11 during such one hundred eighty (180) day period. If any Participant becomes entitled to claim any additional amounts pursuant to this clause, it shall provide prompt written notice thereof to the Lessee, through the Administrative Agent, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Participant to the Lessee shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Participation Agreement and the other Operative Documents and the payment of the Loans, Lessor Amounts and all other amounts payable hereunder and thereunder.

         (b) Each Participant shall use its commercially reasonable efforts to reduce or eliminate, any claim for compensation pursuant to this Section 13.11, including, without limitation, a change in the office of such Participant at which its obligations related to the Operative Documents are maintained if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it.

                                   ARTICLE XIV
                            [INTENTIONALLY RESERVED]

                                   ARTICLE XV

                                  MISCELLANEOUS

         Section 15.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of any Property to the Lessor, any disposition of any interest of the Lessor or any Lender in any Property and the payment of the Notes and the Lessor Amounts, and shall be and continue in effect to the extent set forth in such Operative Documents notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. Except as otherwise expressly set forth herein or in the other Operative Documents, the indemnities of the parties provided for in the Operative Documents shall survive the expiration or termination of any thereof.

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Lam Research Corporation                                 Participation Agreement

         Section 15.2. No Broker, Etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein or in the other Operative Documents nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act, except that the Lessee has engaged the Arranger to act as placement agent. In the event that any party retains any other broker, finder or financial advisor, such party will promptly notify the other parties in writing of such broker, finder or financial advisor and such party shall be responsible for payment in full of such broker, finder or financial advisor. Any party which is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         Section 15.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person (a) shall be directed to the address or facsimile number of such Person as indicated on Schedule II hereof and (b) shall be given in writing by United States mail, by nationally recognized courier service, by hand or by facsimile, and any such notice shall become effective (i) if delivered by United States mail, three (3) Business Days after being deposited in the mail, certified or registered with appropriate postage prepaid, (ii) if delivered by a nationally recognized courier service, upon delivery to the intended recipient, (iii) if delivered by hand, when received, or (iv) if delivered by facsimile, when transmitted (upon electronic confirmation thereof) provided that any facsimile transmitted after 5:00 p.m. (recipient time) shall be deemed to have been received on the next Business Day. From time to time any party may designate a new address or facsimile number for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

         Section 15.4. Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 15.5. Amendments, Etc. Neither any Operative Document nor any of the terms thereof may be terminated (except as expressly required under the terms of any Operative Document or upon payment in full of the Lease Balance or effective exercise and consummation of the Remarketing Option in accordance with
Article XX of the Master Lease and payment in full of all amounts due in accordance therewith), amended, supplemented, waived or modified without the written agreement or consent of the Required Participants; provided, however, that:

                  (a) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each
         Participant:

                           (i) modify any of the provisions of this Section 15.5, change the definition of "Required Participants" or modify or waive any provision of any Operative Document requiring action by the foregoing;

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Lam Research Corporation                                 Participation Agreement

                           (ii) amend, modify, waive or supplement any of the provisions of Section 2.5, 2.6 or 2.7 of the Loan Agreement;

                           (iii) reduce, modify, amend or waive any fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to Article XIII (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

                           (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Document), any Loan or Lessor Amount, the Lease Balance, the Loan Balance, the Lessor Balance, Commitment Fees and any other fee payable hereunder, amounts due pursuant to Section 20.2 of the Master Lease, interest or Yield (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any fee payable to it) or, subject to subclause
                  (iii) above, any other amount payable under the Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Document), Maximum Recourse Amount, Loans or Lessor Amounts, Lease Balance, Loan Balance, Commitment Fees, Shortfall Amount, Participant Balance, or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents; or

                           (v) consent to any assignment of the Master Lease or any Lease Supplement by the Lessee except as expressly permitted by the Operative Documents, release Lessee from its obligations in respect of the payments of Rent or Lease Balance or change the absolute and unconditional character of such obligations or release any Collateral from the Liens created by the Operative Documents; or

                           (vi) release of any Lien granted by the Lessee or the Lessor under the Operative Documents, except as provided in the Operative Documents.

                  (b) no such termination, amendment, supplement, waiver or modification of any provision of the Operative Documents relating to the Structuring Fee or any indemnity in favor of the Arranger shall be effective without the Arranger's written consent, and the Arranger shall be a third party beneficiary of such provisions and this Section 15.5(b).

         Section 15.6. Headings, Etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         Section 15.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. No party hereto shall assign or transfer any of its rights or obligations under the Operative Documents except in accordance with the terms and conditions thereof.

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Lam Research Corporation                                 Participation Agreement

         Section 15.8. GOVERNING LAW. THIS PARTICIPATION AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS (EXCEPT AS OTHERWISE PROVIDED IN ANY OPERATIVE DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         Section 15.9. Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 15.10. Liability Limited. The parties hereto agree that except as specifically set forth herein or in any other Operative Document, the Lessor shall not have any personal liability whatsoever to the Administrative Agent, the Lessee or any Lender or their respective successors and assigns for any claim based on or in respect hereof or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and recourse, if any, shall be solely had against the Collateral, including the Properties but excluding the Excluded Payments; provided, however, that Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence, (b) breach of any of its representations, warranties or covenants under the Operative Documents, or (c) any Lessor Liens attributable to it. It is understood and agreed that, except as provided in the preceding sentence: (i) the Lessor shall not have any personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; and (ii) all such personal liability of Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by Lessor.

         Section 15.11. SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PARTICIPATION AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 15.12. Setoff. The Participants shall, upon the occurrence of any Lease Event of Default, have the right to appropriate and, subject to
Section 4.7, apply to the payment of Lessee's obligations under the Lease, and the other Operative Documents as security for the payment of such obligations, any and all balances, credits, deposits, accounts or moneys of Lessee then or thereafter maintained with any Participant. The rights of the Participants under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which any such Person may have.

Lam Research Corporation                                 Participation Agreement

         Section 15.13. No Participant Responsible for Other Participants. The obligations of each Participant under this Participation Agreement and the other Operative Documents are several and not joint; and in the event of a failure by a Participant to perform any of its obligations hereunder or under any other Operative Document, neither the Administrative Agent, the Lessor nor any other Lender (other than the defaulting Participant) shall have any liability as a consequence thereof.

         Section 15.14. Partial Purchase Option. So long as no Default or Event of Default shall have occurred and be continuing, the Lessee shall have the right to purchase any of Property No. 1, Property No. 2, Property No. 3 or Property No. 4 (the "Partial Purchase Option") pursuant to the terms of Section
18.1 of the Master Lease without being required to purchase, at the same time, the remaining portion of the Property; provided, however, that at the exercise and consummation of such purchase, the then remaining Property Balance must be at least $25,000,000; provided, further, that in no event will Lessee be permitted to exercise the Partial Purchase Option unless the remainder of the Properties shall (a) have separate tax identification numbers, (b) constitute properly subdivided parcels pursuant to all Applicable Laws, (c) have adequate and legal access for vehicular and pedestrian ingress and egress and for all necessary utilities, and (d) otherwise comply with all Applicable Laws. In addition to the foregoing, if the Lessee has exercised the Remarketing Option, the Lessee shall promptly rescind the Remarketing Option as a condition precedent to its right to exercise the Partial Purchase Option.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                LAM RESEARCH CORPORATION, as Lessee

                                By /s/ Craig Garber
                                   ---------------------------------
                                   Name Craig Garber
                                   Its VP and Treasurer

                                SELCO SERVICE CORPORATION, as Lessor

                                By /s/ Donald C. Davis
                                   ---------------------------------
                                   Donald C. Davis
                                   Its  Vice President

                                KEY CORPORATE CAPITAL INC., as Lender

                                By /s/Robert W. Boswell
                                   ----------------------------------
                                   Name  Robert W. Boswell
                                   Its Vice President

                                KEY CORPORATE CAPITAL INC., as
                                   Administrative Agent

                                By /s/ Robert W. Boswell
                                   ----------------------------------
                                   Name  Robert W. Boswell
                                   Its Vice President

                                   SCHEDULE I
                           TO PARTICIPATION AGREEMENT

                                   COMMITMENTS

                                                                                     COMMITMENT
        PARTICIPANT                            COMMITMENT                            PERCENTAGE
          LENDERS

Key Corporate Capital Inc.             Series A $51,533,331.79                          88.8%

                                       Series B $ 3,017,717.63                           5.2%

   Total Loan Commitment                    $54,551,049.42                              94.0%

          LESSOR

SELCO Service Corporation                   $ 3,481,981.88                               6.0%

         TOTAL                              $58,033,031.30                               100%

                                   SCHEDULE II
                           TO PARTICIPATION AGREEMENT

            Notice Information, Wire Instructions and Funding Offices

LESSOR:

NOTICES:

SELCO SERVICE CORPORATION
c/o KeyCorp. Leasing
66 South Pearl Street
Albany, New York  12207
Attention: Mr. Donald C. Davis
Facsimile No.: (720) 304-1479

with a copy to

Key Equipment Finance
601 108th Avenue NE
Bellevue, Washington  98004
Attention: Mr. James Carney
Facsimile No.: (425) 709-4587

and a copy to

Key Technology Finance
601 108th Avenue NE
Bellevue, Washington  98004
Attention: Mr. Robert Boswell
Facsimile No.: (425) 709-4565

ADMINISTRATIVE AGENT:

NOTICES:

KEY CORPORATE CAPITAL INC.
601 108th Avenue NE
Bellevue, Washington  98004
Attention: Mr. Robert Boswell
Telephone No.: (425) 709-4580
Facsimile No.: (425) 709-4565

FUNDING, RATE SETS AND OTHER ADMINISTRATIVE:

Key Bank National Association
431 East Parkcenter Boulevard
Boise, Idaho 83706
Attention: Specialty Services Team
Telephone No.: (800) 297-5518
Facsimile No.: (800) 297-5495

WIRE TRANSFER INSTRUCTIONS:

Bank:  KeyBank National Association
Bellevue, Washington
ABA Number:  125000574
Account Number:  3072
Ref: Lam Research Corporation - II

LENDER:

NOTICES:

KEY CORPORATE CAPITAL INC.,
601 108th Avenue NE
Bellevue, Washington  98004
Attention:  Mr. Robert Boswell
Telephone No.: (425) 709-4580
Facsimile No.: (425) 709-4565

WIRE TRANSFER INSTRUCTIONS:

Bank: KeyBank, N.A.
Bellevue, Washington
ABA Number:  125000574
Account Number:  3072
Ref: Lam Research Corporation - II

LESSEE:

LAM RESEARCH CORPORATION
4300 Cushing Parkway
Fremont, California 94538
Attention: Craig Garber
Telephone: (510) 572-1875
Facsimile: (510) 572-1586

                                  SCHEDULE III
                           TO PARTICIPATION AGREEMENT

-------------------------------------------------------------------------------------------------------------
                                                 ALLOCATED PERCENTAGE OF LEASE     MAXIMUM RECOURSE AMOUNT
                   PROPERTY                                 BALANCE
-------------------------------------------------------------------------------------------------------------
Property No. 1 ("Property No. 1")
4650 Cushing Parkway, Fremont,                             38.09524%                      86.0234%
California CA-1
-------------------------------------------------------------------------------------------------------------
Property No. 2 ("Property No. 2") 4540
Cushing Parkway, Fremont,
California CA-2
-------------------------------------------------------------------------------------------------------------
         Land                                               3.79094%                          100%
-------------------------------------------------------------------------------------------------------------
         Improvements                                      10.84751%                      85.0410%
-------------------------------------------------------------------------------------------------------------
Property No. 3 ("Property No. 3")
46555 Landing Parkway, Fremont,
California CA-8
-------------------------------------------------------------------------------------------------------------
         Land                                               7.40957%                          100%
-------------------------------------------------------------------------------------------------------------
         Improvements                                      22.57279%                      79.4776%
-------------------------------------------------------------------------------------------------------------
Property No. 4 ("Property No. 4") 46595
Landing Parkway, Fremont,
California CA-9
-------------------------------------------------------------------------------------------------------------
         Land                                               6.20336%                          100%
-------------------------------------------------------------------------------------------------------------
         Improvements                                      11.08059%                      84.4050%
-------------------------------------------------------------------------------------------------------------

                                   APPENDIX A

                           TO PARTICIPATION AGREEMENT

         A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii)    reference to any gender includes each other gender;

                  (iv) reference to any agreement, document or instrument (including any Operative Document) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Requirement of Law means that provision of such Requirement of Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto, and reference in any Section of any Operative Document to any clause means such clause of such Section;

                  (vii) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

                  (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

                  (ix) with respect to any rights and obligations of the parties under the Operative Documents, all such rights and obligations shall be construed to the extent permitted by Applicable Law.

         B. Computation of Time Periods. Unless otherwise specified in any Operative Document, for purposes of computation of periods of time under the Operative Documents, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         C. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used therein shall be interpreted, all accounting determinations thereunder shall be made, and all financial statements required to be delivered thereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Lessee's independent public accountants) with the most recent audited consolidated financial statements of the Lessee and its Subsidiaries delivered to the Participants.

         D. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Documents shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

         E. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Documents to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         F. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "Account" means the account identified by the Administrative Agent in a writing delivered to the Lessee into which all payments by the Lessee under the Operative Documents shall be made. The Account shall be specified on Schedule II to the Participation Agreement, as such Schedule may from time to time be amended, supplemented, amended and restated or otherwise modified.

         "Account Control Agreement" means the Account Control Agreement dated as of June 1, 2003 among the Administrative Agent, the Lessee and KeyBank National Association, as depository bank.

          "Acquisition Date" is defined in Section 6.1 of the Participation Agreement.

         "Adjusted Eurodollar Rate" means, as applicable to any Interest Period for any Loan or Lessor Amount, (x) a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16th of it) by dividing (i) the applicable London Interbank Offering Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage, plus (y) in the case of Loans, the Loan Margin and in the case of Lessor Amounts, the Lessor Margin. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Administrative Agent" means Key Corporate Capital Inc., in its capacity as Administrative Agent, and any successors or assigns thereto in such capacity appointed in accordance with Section 7.9 of the Loan Agreement.

         "Advance" means an advance of funds by the applicable Lenders to the Lessor and the Lessor making funds available to acquire a Property pursuant to
Article III of the Participation Agreement.

         "Affected Property" is defined in Section 15.1 of the Master Lease.

         "Affiliate" means, as to any Person, (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, controls such Person or (ii) any Person (other than such Person and its Subsidiaries) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Aggregate Commitment Amount" means, on any date, $58,033,031.30 as such amount may be reduced from time to time pursuant to Section 4.3(b) of the Participation Agreement.

         "Applicable Law" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Properties, the Improvements thereon or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Properties or in any way limited the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Sections 1201 et seq., and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments that are of record affecting the Properties, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 11.2 of the Master Lease.

         "Appraisal" means, with respect to any Property, an appraisal of the Fair Market Sales Value of such Property, which appraisal complies in all material respects with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law, and is addressed to the Administrative Agent, each Lender and the Lessor. Each Appraisal shall be prepared by an Appraiser selected by the Administrative Agent and the Lessor and reasonably acceptable to the Lessee.

         "Appraiser" means the appraiser that prepared an Appraisal of the Properties or such other Person selected by the Administrative Agent and the Lessor.

         "Appurtenant Rights" means, with respect to any Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, and other rights and benefits at any time belonging or pertaining to such Land or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

         "Arranger" means Key Lease Advisory Services, in its capacity as arranger.

         "Assigned Leases" is defined in Section 2(a) of the Assignment of Lease and Rent.

         "Assignment of Lease and Rent" means the Assignment of Lease and Rent and Security Agreement dated as of June 1, 2003, from the Lessor, as assignor, to the Administrative Agent for the benefit of the Lenders, as assignee, substantially in the form of Exhibit H to the Participation Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Authorized Officer" means the Chairman of the Board, the President, the Executive Vice President and Chief Financial Officer, the Vice President and Treasurer and any other officer of the Lessee authorized by the board of directors of the Lessee to execute and deliver any Operative Document on behalf of the Lessee.

         "Available Commitments" means the sum of the Available Loan Commitments and the Available Lessor Commitment.

         "Available Lessor Commitment" means, at any time, an amount equal to the excess, if any, of (x) the Lessor Commitment, minus (y) the aggregate Lessor Amounts outstanding.

         "Available Loan Commitment" means, at any time, an amount equal to the excess, if any, of (x) the aggregate amount of the Loan Commitments minus (y) the aggregate principal amount of all Loans outstanding.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect or any successor thereto.

         "Base Rate" means, for any day, the greater of:

                           (i) the rate of interest announced by KeyBank National Association from time to time as its prime commercial rate (the "Prime Rate"), or equivalent, as in effect on such day, with any change in the Prime Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

                           (ii)     the sum of (x) the Federal Funds Rate, plus
                  (y)1/2 of 1% (.50%).

         "Base Rate Loan/ Lessor Amount" means a Loan or Lessor Amount, as the case may be, bearing interest at the Base Rate.

         "Basic Rent" means the sum of (i) the Lender Basic Rent plus (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

         "Bill of Sale" is defined in Section 6.1(j) of the Participation Agreement.

         "Break Costs" means an amount equal to the amount, if any, required to compensate any Participant for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or funds acquired by such Participant to fund its obligations under the Operative Documents) it may incur with respect to Eurodollar Loan/Lessor Amounts as a result of (v) the Lessee's payment of Rent other than on a Scheduled Payment Date (except for Rent not due on a Scheduled Payment Date), (w) any Advance not being made on the date specified therefor in the applicable Funding Request (other than as a result of a breach by such Participant of its obligation under Section 3.1, 3.2 or 3.3, as the case may be, of the Participation Agreement to make Lessor Amounts or Loans available), (x) the Lessee's payment of the Lease Balance or any Property Balance on any date other than a Scheduled Payment Date or (y) any conversion of the Eurodollar Loans/Lessor Amounts in accordance with Section 13.7 or 13.8 of the Participation Agreement on a day other than the last day of the then current Interest Period with respect thereto. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by such Participant, as the case may be, to the Administrative Agent, shall be correct and binding on the Administrative Agent and the Lessee absent manifest error.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California, Cleveland, Ohio and New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan/Lessor Amount, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

         "Capitalized Lease" means any lease in which the obligation for rentals with respect thereto is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Cash Collateral" has the meaning specified in the Cash Collateral Pledge Agreement.

         "Cash Collateral Pledge Agreement" means the Cash Collateral Pledge Agreement dated as of June 1, 2003 between the Lessee and the Administrative Agent.

         "Cash Collateral Documents" means the Cash Collateral Pledge Agreement, the Account Control Agreement and any other documents or instruments evidencing or relating to the Cash Collateral.

         "Casualty" means any damage or destruction of all or any portion of any Property as a result of a fire, flood, earthquake or other casualty.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Certifying Party" is defined in Section 22.1 of the Master Lease.

         "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever, but shall not include Taxes or Impositions.

         "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

         "Collateral" means any collateral pledged by the Lessor to the Administrative Agent pursuant to the Operative Documents to secure the Lessor's obligations under the Loan Agreement and the Notes, but excluding any Excepted Payments.

         "Commitment" means (i) as to any Lender, its Loan Commitment, and (ii) as to the Lessor, the Lessor Commitment.

         "Commitment Fee" is defined in Section 4.4(b) of the Participation Agreement.

         "Commitment Percentage" means, with respect to any Participant, the percentage set forth opposite such Participant's name under the heading "Commitment Percentage" on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Commitment Period" means the period from and including the Documentation Date to and including the date occurring on the earliest of (i) the date on which the sum of the aggregate outstanding Loans and aggregate outstanding Lessor Amounts equals the Aggregate Commitment Amount, and (ii) June 21, 2003.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "Consolidated Subsidiary" means, at any date as of which the same is to be determined, any Subsidiary of the Lessee the account of which would be consolidated with those of the Lessee in its consolidated financial statements if such statements were prepared as of such date in accordance with generally accepted accounting principles.

         "Contract Rents" is defined in Section 2(b) of the Assignment of Lease and Rent.

         "Contracts" is defined in Section 2(b) of the Assignment of Lease and Rent.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Deed" means a grant deed with respect to the real property comprising a Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Lessor, subject only to Permitted Property Liens.

         "Default" means any Event of Default or any condition, occurrence or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "Documentation Date" is defined in Section 2.1 of the Participation Agreement.

         "Dollar Amount" of any currency at any date means (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount of Dollars if such currency is any currency other than Dollars, calculated at approximately 11:00 a.m. (London Time) as set forth on the applicable Telerate Screen on the date of determination; provided that if more than one rate is listed then the applicable conversion rate shall be the arithmetic average of such rates. If for any reason such conversion rates are not available, the Dollar Amount shall be calculated using the arithmetic average of the spot buying rates for such currency in Dollars as quoted to the Administrative Agent by three foreign exchange dealers of recognized standing in the United States selected by the Administrative Agent at approximately 11:00 a.m. (London time) on any date of determination.

         "Dollars" and "$" mean dollars in lawful currency of the United States.

         "Eligible Lender Assignee" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having a combined capital and surplus of $100,000,000; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; and provided, further, that such bank is entitled to a zero percent (0%) United States withholding tax rate; (c) the central bank of any country which is a member of the OECD; provided that such bank is entitled to a zero percent (0%) United States withholding tax rate; (d) a finance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) organized under the laws of the United States, or any State thereof, that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of $100,000,000; (e) an insurance company organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of $100,000,000; (f) any Lender a party to the Operative Documents; and (g) any Affiliate of a Lender; provided that any Affiliate of the Lessee shall not qualify as an Eligible Lender Assignee. So long as no Lease Event of Default is continuing, the Lessee shall have the right to approve any Eligible Lender Assignee, which approval shall not be unreasonably withheld.

         "Eligible Lessor Assignee" means, with respect to any assignment by the Lessor pursuant to Section 12.1(b) of the Participation Agreement, any Person that meets all of the following requirements: (i) such Person is (x) a leasing company, bank, bank subsidiary or bank Affiliate, insurance company or other institutional investor with a net worth or, in the case of a bank or lending institution, combined capital and surplus on a consolidated basis at the time of transfer of at least $100,000,000 determined in accordance with GAAP or (y) a Person described in clause (x) that is an Affiliate of a financial institution meeting such net worth or capital and surplus standard, (ii) such assignment to such Person would not result in such Person or the Properties being consolidated onto the balance sheet of the Lessee and (iii) so long as no Lease Event of Default is continuing, such Person is approved by the Lessee, which approval shall not be unreasonably withheld.

         "End of the Term Report" is defined in Section 13.2(a) of the Participation Agreement.

         "Environmental Audit" means, with respect to any Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of such Property.

         "Environmental Laws" means any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, permits, licenses, authorizations, decrees or other legal requirement regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment or the use, storage, recycling, handling, disposal, discharge, transport, treatment or generation of Hazardous Materials, as now or may at any time be in effect during the Lease Term, including CERCLA, RCRA, the Clean Air Act, 42 USC Sections 7401 et seq., the Toxic Substances Control Act 15 USC Sections 2601 et seq., and any rules and regulations promulgated thereunder.

         "Environmental Violation" means, with respect to any Property, any activity, occurrence or condition that violates, or results in non-compliance with any Environmental Law.

         "Equipment" means all equipment, apparatus, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessor using the proceeds of the Loans and/or the Lessor Amounts and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of any Property, including but without limiting the generality of the foregoing, all furniture and furnishings, heating, electrical, switch gear, power supply, lightening, plumbing, ventilation, air conditioning and air cooling systems, refrigerating equipment, generators, locking and unlocking equipment, communication systems, sprinkler system and fire prevention systems, security systems and fixtures of all kinds; provided, however, that the term "Equipment" shall expressly exclude all inventory.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Eurodollar Loan/Lessor Amount" means a Loan or Lessor Amount, as the case may be, bearing interest or Yield, respectively, at or based upon the Adjusted Eurodollar Rate.

         "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the F.R.S. Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans/Lessor Amounts is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

         "Event of Default" means a Lease Event of Default or a Loan Agreement Event of Default.

         "Event of Loss" means any Significant Casualty or any Significant Condemnation.

         "Event of Loss Purchase" means the payment by the Lessee of the Property Cost and all other amounts described in Section 15.1 of the Master Lease with respect to any Property.

         "Excepted Payments" means:

                  (a) all indemnity payments (including indemnity payments made pursuant to Article XIII of the Participation Agreement) to which the Administrative Agent, the Arranger, the Lessor, any Lender or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                  (b) any amounts (other than Basic Rent or amounts payable by the Lessee pursuant to Section 15.1 of the Master Lease or Articles XVI, XVIII or XX of the Master Lease) payable under any Operative Document to reimburse the Administrative Agent, the Arranger, the Lessor, any Lender or any of their respective Affiliates (including the reasonable expenses of the Administrative Agent, the Arranger, the Lessor, any Lender or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Document;

                  (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies;

                  (d) any insurance proceeds under policies maintained by any Participant;

                  (e) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Administrative Agent, the Lessor, the Arranger or any Lender; and

                  (f) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (e) above.

         "Excess Casualty/Condemnation Proceeds" is defined in Section 14.2(f) of the Master Lease.

         "Excess Sales Proceeds" means with respect to any Property the excess, if any, of (x) the aggregate of all proceeds received by the Lessor in connection with any sale or reletting of such Property pursuant to the Lessor's exercise of remedies under Section 16.2 of the Master Lease or the Lessee's exercise of the Remarketing Option with respect to such Property under Article XX of the Master Lease (in either case, less, to the extent not reimbursed by the Lessee, all fees, costs and expenses of the Lessor in connection with the exercise of its rights and remedies thereunder or any such sale or reletting), minus (y) the Property Balance of such Property.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

         "Expiration Date" means, with respect to the Master Lease, the earlier of (a) the date the Master Lease shall have been terminated in accordance with the provisions thereof and (b) the fifth anniversary of the Documentation Date, provided, however, with respect to Article XX of the Master Lease, the Expiration Date shall be the later of (i) the date set forth in clause (b) above and (ii) the Extended Expiration Date.

         "Expiration Date Purchase Obligation" means the Lessee's obligation, pursuant to Section 18.2 of the Master Lease, to purchase one or more Properties on the Expiration Date.

         "Extended Expiration Date" is defined in Section 20.3(a) of the Master Lease.

         "Fair Market Sales Value" means, with respect to any Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Property. The Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Article XVI of the Master Lease and Section 13.2 of the Participation Agreement, such Property is in the condition and state of repair required under Section 9.1 of the Master Lease and the Lessee is in compliance with the other requirements of the Operative Documents relating to the condition of such Property.

         "Federal Funds Rate" means, for any day or period, as applicable, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of it) at which Federal funds in the amount equal to the principal or analogous amount of the related Loans or Lessor Amounts are offered in the interbank market to the Administrative Agent or the Lessor, as the case may be, as of 11:00 a.m. (New York time) on such day for such day or for such period, as applicable.

         "Fees" is defined in Section 4.4 of the Participation Agreement.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Funding Office" means the office of each Participant identified on
Schedule II to the Participation Agreement as its funding office.

         "Funding Request" is defined in Section 3.4 of the Participation Agreement.

         "GAAP" means accounting principles generally accepted in the United States from time to time set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property.

         "Governmental Authority" means the United States Federal government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Gross Remarketing Proceeds" is defined in Section 20.2(h) of the Master Lease.

         "Guaranty" of any Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of such Person under or in relation to any letter of credit (or similar instrument), but shall exclude endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Material; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Material into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Material; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

         "Hazardous Materials" means any hazardous, toxic or dangerous materials, substances, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Environmental Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

         "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever (all of the foregoing being defined as "Taxes") (including, without limitation, (i) real and personal property taxes, including personal property taxes on any property covered by the Master Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes;
(ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; (vi) assessments on any Property, including all assessments for public improvements or benefits (whether or not such improvements are commenced or completed within the Lease Term); and (vii) all filing and reporting fees and expenses relating thereto, for such Property), and all interest, additions to tax and penalties, which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) any Tax Indemnitee, any Property or any part thereof or interest therein, or the Lessee or any sublessee or user of any Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of any Property or any part thereof or interest therein; (c) the Notes, the Lessor Amounts or other indebtedness with respect to any Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes and payments thereon; or (i) otherwise in connection with the transactions contemplated by the Operative Documents.

         Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:

                  (i) Taxes that are based upon or measured by or with respect to the net income of any Tax Indemnitee (including, without limitation, any minimum Taxes, value added Taxes imposed in lieu of net income Taxes, income or capital gains Taxes, excess profits Taxes, items of Tax preference, or capital stock, franchise, business privilege or doing business Taxes), (but Taxes described in this clause
         (i) shall not include Taxes imposed under Section 1446 of the Code or that are, or are in the nature of, sales, use, rental, transfer or property Taxes), in each case imposed by any Governmental Authority in the jurisdiction of incorporation or residence of such Tax Indemnitee, or the jurisdiction in which such Tax Indemnitee maintains its principal office, applicable lending office or a place of business or a jurisdiction that imposes such Tax because of such Tax Indemnitee's activities in such jurisdiction, provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made, provided, further that this clause (i) shall not apply to Taxes imposed on a Tax Indemnitee solely as a result of the Lessee's activities or the location of any Property in the jurisdiction imposing such Taxes;

                  (ii) with respect to any Property, any Tax to the extent such Tax is attributable to any act, event or omission that occurs, or is attributable to a period beginning after the return of such Property to the Lessor in accordance with the terms of the Lease, (x) unless a Lease Event of Default has occurred and is continuing, after the Lease Termination Date or (y) if the Lessee is required to return such Property to the Lessor, provided, that there shall not be excluded from the definition of the term "Impositions" any Taxes to the extent such Taxes are attributable to events or circumstances occurring, or matters arising, prior to or ending with the Expiration Date, or if applicable, the events or circumstances set forth in clause (y) above;

                  (iii) any Tax for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 13.5(b) of the Participation Agreement, provided that the foregoing shall not limit any obligation under such Section to advance to the relevant Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with such Section or any expenses reasonably incurred by such Tax Indemnitee in connection with such contest;

                  (iv) any Taxes (including, without limitation, sales and transfer Taxes) to the extent imposed with respect to any voluntary transfer, sale, financing or other voluntary disposition (x) of any interest in any Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents (other than any transfer in connection with (1) the exercise by the Lessee of its Purchase Option or Remarketing Option or any termination option or other purchase of such Property by the Lessee, (2) the occurrence of a Lease Event of Default (3) a Casualty or Condemnation affecting such Property or (4) any sublease, modification or addition to such Property by the Lessee);

                  (v) Taxes to the extent resulting from, or to the extent that such Taxes would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee or Affiliate thereof;

                  (vi) Taxes to the extent imposed solely as a result of a material breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by the Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

                  (vii) with respect to any Property, Taxes which are included in the Property Balance, if and to the extent actually paid, or property taxes to the extent reimbursable by the Lessor pursuant to the last sentence of Section 12.1(b) of the Participation Agreement;

                  (viii) Taxes imposed by any Governmental Authority to the extent that such Taxes would have been imposed in the absence of the transactions contemplated by the Operative Documents, and Taxes to the extent imposed by any Governmental Authority arising directly out of, or imposed solely as a result of, activities of a Tax Indemnitee or Affiliate thereof unrelated to the Transactions; and

                  (ix) Taxes arising directly out of or resulting solely from, or to the extent that such Taxes would not have been imposed but for the existence of, any Lessor Lien attributable to such Tax Indemnitee.

         Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in clauses (i), (ii), (iv), (vii), (viii) and (ix) above, shall not apply to any aggregate increase in Taxes imposed on or paid by, directly or indirectly, a Tax Indemnitee or an entity directly or indirectly owned by a Tax Indemnitee net of any decrease in Taxes realized by such Tax Indemnitee or entity as a direct result of its payment of such Taxes, to the extent that such Tax increase would not have occurred if on each Acquisition Date the Lessor and the Lenders had advanced funds to the Lessee in the form of a loan secured by the Properties in an amount equal to the Advance funded on such Acquisition Date, with interest for such loans equal to the Basic Rent payable on each Scheduled Payment Date on a principal balance at the maturity of such loans in an amount equal to the then outstanding amount of the Advances at the end of the term of the Master Lease.

         "Improvements" means all buildings, structures, fixtures, Equipment and other improvements of every kind existing at any time and from time to time (including those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under any parcel of Land to be acquired pursuant to the terms of the Operative Documents, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

         "Imputed Return" means an amount equal to the Base Rate plus 4% per annum on each Participant's outstanding Loan Amount or Lessor Amount during the period from the Scheduled Lease Termination Date to the date of determination.

         "Indebtedness" means, without duplication, with respect to the Lessee and each Subsidiary of the Lessee, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of any of its property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from any property now or hereafter owned or acquired, including via merger, by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations under Capitalized Leases which would be shown as a liability on a balance sheet of such Person,
(vi) net liabilities under any agreement, device or arrangement designed to protect at least one of the parties thereto from the fluctuation of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions (including any cancellation, buy back, reversal, termination or assignment thereof), (vii) derivative interests as defined in FAS 133 of the Financial Accounting Standards Board; (viii) Indebtedness of another Person for which such Person is obligated pursuant to a Guaranty, and (ix) the portion of any accounts receivable for which there is recourse to such Person; provided, that "Indebtedness shall not include any overdrafts arising under a Yen-Denominated Facility.

         "Indemnitee" means each Participant, the Administrative Agent and the Arranger.

         "Insurance Requirements" means the terms and conditions of any insurance policy, and the requirements of the issuer of any such policy, which insurance policy is required to be maintained by the Lessee under the Master Lease in each case the failure to comply with such terms, conditions and/or requirements would under applicable law or the terms of such insurance policy constitute a valid defense to the insurer against payment of insurance proceeds thereunder.

         "Interest Period" means (x) with respect to any Loans or Lessor Amounts bearing interest or Yield at the Base Rate, the calendar month immediately preceding a

Scheduled Payment Date, or a portion of such calendar month during which the relevant Loans bear interest by reference to the Base Rate and (y) with respect to any Loans or Lessor Amounts bearing interest or Yield at the applicable Adjusted Eurodollar Rate that are funded on any Acquisition Date, initially the period commencing on the Advance date of any such Loan or Lessor Amounts and ending on May 1, 2003, and thereafter each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan or Lessor Amounts and ending one, two, three, or six months thereafter, as selected by the Lessee and confirmed in writing to the Administrative Agent and the Lessor not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that if Lessee fails to provide notice of its selection as provided above for any period, the Lessee shall be deemed to have selected a one-month period.

         "Japanese Assets" means assets held in Lam Research Co., Ltd., a Japanese joint stock company, or any successor thereto.

         "Land" means each individual fee interest or leasehold interest, as the case may be, in real property described on Schedule I to each Lease Supplement, and includes all Appurtenant Rights attached thereto.

         "Lease" means, collectively, the Master Lease and each Lease
Supplement.

         "Lease Balance" means, as of any date of determination, an amount equal to the sum of the Loan Balance and the Lessor Balance and all other amounts owing by the Lessee under the Operative Documents (including without limitation, accrued and unpaid Basic Rent and Supplemental Rent, if any).

         "Lease Default" means any event or condition that, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" is defined in Section 16.1 of the Master
Lease.

         "Lease Rents" is defined in Section 2(a)(i) of the Assignment of Lease and Rent.

         "Lease Supplement" means each Lease Supplement substantially in the form set forth in Exhibit A to the Master Lease, executed by the Lessee, the Lessor and, if appropriate in the applicable jurisdiction, the trustee described therein, dated an Acquisition Date and covering the Property (or, in the case of Property No. 2, Property No. 3 and Property No. 4, the respective Land or Improvements related thereto) described therein as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Lease Term" is defined in Section 2.3 of the Master Lease.

         "Lender Basic Rent" means, as determined as of any Scheduled Payment Date, interest due on the Loans, determined in accordance with Section 2.5 of the Loan

Agreement and excluding (i) any interest at the applicable Overdue Rate on any installment of Lender Basic Rent not paid when due and (ii) any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Lender Basic Rent.

         "Lender Commitment" means the Commitment of each Lender in the amount set forth on Schedule I of the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated, reduced or otherwise modified from time to time.

         "Lenders" means, collectively, Key Corporate Capital Inc., each Eligible Lender Assignee and each other holder from time to time of a Note.

         "Lessee" means Lam Research Corporation, a Delaware corporation.

         "Lessor" means SELCO Service Corporation, an Ohio corporation.

         "Lessor Amount" is defined in Section 3.2 of the Participation
Agreement.

         "Lessor Balance" means, as of any date of determination, an amount equal to the sum of the outstanding Lessor Amounts together with all accrued and unpaid Yield thereon and all other amounts owing to the Lessor under the Operative Documents.

         "Lessor Basic Rent" means the amount of accrued and unpaid Yield due on the Lessor Amounts, determined in accordance with Section 4.1 of the Participation Agreement as of any Scheduled Payment Date and excluding (i) any interest at the applicable Overdue Rate on any installment of Lessor Basic Rent not paid when due and (ii) any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Lessor Basic Rent.

         "Lessor Commitment" means the Commitment of the Lessor in the amount set forth on Schedule I of the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated, reduced or otherwise modified from time to time.

         "Lessor Financing Statements" means UCC financing statements appropriately completed and executed, if applicable, for filing in the applicable jurisdiction in order to protect the Lessor's and the Administrative Agent's respective interests under the Master Lease and each Lease Supplement to the extent the Master Lease and the Lease Supplements are security agreements.

         "Lessor Lien" means any Lien arising as a result of (a) any claim against any Participant not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of any Participant that is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents or (c) any claim against any Participant with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify such Participant pursuant to Article XIII of the Participation Agreement.

         "Lessor Margin" means, with respect to any Lessor Amount which is a Eurodollar Loan/Lessor Amount, [***] per annum.

         "Lessor Mortgage" means, with respect to each Property, the applicable Lease Supplement for such Property and any and all other security instruments in appropriate recordable form in the relevant jurisdiction sufficient to grant to the Lessor a first priority Lien on such Property.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property.

         "Loan Agreement" means the Loan Agreement, dated as of June 1, 2003, among the Lessor, as borrower thereunder, the Lenders, and the Administrative Agent, substantially in the form of Exhibit D to the Participation Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Loan Agreement Default" means any event, act or condition that with notice or lapse of time, or both, would constitute a Loan Agreement Event of Default.

         "Loan Agreement Event of Default" is defined in Section 5.1 of the Loan Agreement.

         "Loan Balance" means, as of any date of determination, an amount equal to the sum of the outstanding Loans together with all accrued and unpaid interest thereon pursuant to the Loan Agreement.

         "Loan Commitment" means, with respect to each Lender, the aggregate Commitment of such Lender in the amount set forth on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Loan Documents" means the Loan Agreement and the Notes.

         "Loan Margin" means, with respect to any Loan that is a Eurodollar Loan/Lessor Amount, [***] per annum.

         The Symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

         "Loans" is defined in Section 2.1(a) of the Loan Agreement.

         "London Interbank Offering Rate" means, as applicable to any Eurodollar Loan/Lessor Amount, for the Interest Period of such Eurodollar Loan/Lessor Amount, the rate per annum determined by the Administrative Agent with respect to Loans and by the Lessor with respect to Lessor Amounts on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal or analogous amount of such Eurodollar Loan/Lessor Amount offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offering Rate" will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/16th of it) of such offered rates; and (ii) if no such offered rates appear on such page, the "London Interbank Offering Rate" for such Interest Period will be the rate per annum quoted by the Administrative Agent, two (2) Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading banks for a period comparable to such Interest Period in an amount comparable to the principal or analogous amount of such Eurodollar Loan/Lessor Amount.

         "Margin Stock" has the meaning given such term under Regulation U.

         "Marketing Period" means the period commencing on the date 180 days prior to the Expiration Date and ending on the Expiration Date.

         "Master Lease" means the Amended and Restated Master Lease and Deed of Trust, dated as of June 1, 2003, between the Lessor and the Lessee, substantially in the form of Exhibit C to the Participation Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Material" and "Materially" mean material to (i) the ability of the Lessee to perform its obligations under the Operative Documents, (ii) the value, condition, utility or useful life of any Property or (iii) the business, financial condition or results of operations of the Lessee and its Subsidiaries taken as a whole.

         "Material Adverse Change" means any material adverse change in the financial condition or results of operations of the Lessee and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, property, condition (financial or otherwise) or results of operations of the Lessee and its Subsidiaries taken as a whole, (b) the rights and remedies of the Lessor, the Administrative Agent or any Lender under the Operative Documents, (c) the ability of the Lessee to perform its obligations under the Operative Documents or (d) the value, utility, condition or useful life of any Property.

         "Material Subsidiary" means any Subsidiary of the Lessee that has assets with a value of not less than 5% of the total value of the assets of the Lessee and its Subsidiaries taken as a whole as of the end of the most recently completed fiscal year of the Lessee.

         "Maturity Date" means with respect to the Loans and the Lessor Amounts, the fifth anniversary of the Documentation Date.

         "Maximum Lease Term" means the period ending on the fifth anniversary of the Documentation Date.

         "Maximum Recourse Amount" means, with respect to any Property (or, in the case of Property No. 2, Property No. 3 and Property No. 4, the respective Land or Improvements related thereto), the Property Cost of such Property (or, in the case of Property No. 2, Property No. 3 and Property No. 4, the respective Land or Improvements related thereto) multiplied by the percentage set forth in
Schedule III to the Participation Agreement.

         "Modifications" is defined in Section 10.1 of the Master Lease.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means any Mortgage or Deed of Trust, as the case may be, between the Lessor and the Administrative Agent, substantially in the form of
Exhibit I to the Participation Agreement.

         "Mortgage Foreclosure Act" is defined in Section 16.4 of the Master Lease.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Lessee or other member of the Controlled Group is a party and to which more than one employer is obligated to make contributions.

         "Net Proceeds" means the aggregate of all awards, compensation, insurance proceeds or other amounts received by the Administrative Agent, the Lessor or any Lender in connection with any Casualty or Condemnation of any Property and all interest earned thereon, less, to the extent not previously reimbursed by the Lessee, the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lessor, the Administrative Agent or any Lender is entitled to be reimbursed pursuant to the Lease.

         "Non-U.S. Transferee" is defined in Section 12.3(a) of the Participation Agreement.

         "Notes" means Series A Notes and Series B Notes, collectively, and "Note" means any of them.

         "Obligations" means all obligations (monetary or otherwise) of the Lessee arising under or in connection with any of the Operative Documents.

         "Off-Balance Sheet Obligations" means, with respect to the Lessee and each Subsidiary of the Lessee, (i) the principal portion of such Person's obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and (ii) the recourse portion of the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction).

         "Operative Documents" means the following:

                  (a)      the Participation Agreement;

                  (b)      the Master Lease;

                  (c)      each Lease Supplement;

                  (d)      the Loan Agreement;

                  (e)      each Note;

                  (f)      the Assignment of Lease and Rent;

                  (g)      each Deed and each Bill of Sale;

                  (h)      the Lessor Mortgages;

                  (i)      the Lessor Financing Statements;

                  (j)      each Mortgage; and

                  (k)      the Cash Collateral Documents.

         "Original Executed Counterpart" is defined in Section 26.9 of the Master Lease.

         "Overdue Rate" means, with respect to any Loan or Lessor Amount, the Base Rate, or the Adjusted Eurodollar Rate then in effect for such Loan or Lessor Amount, as the case may be, plus [***] per annum.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Partial Purchase Option" is defined in Section 15.14 of the Participation Agreement.

         "Partial Termination Date" is defined in Section 15.2 of the Master Lease.

         "Partial Termination Notice" is defined in Section 15.1 of the Master Lease.

         "Participant Balance" means, with respect to any Participant as of any date of determination: (i) with respect to any Lender, an amount equal to the aggregate outstanding Loans of such Lender, together with all accrued and unpaid interest thereon or (ii) with respect to the Lessor, an amount equal to the aggregate outstanding Lessor Amounts, together with all amounts of accrued and unpaid Yield thereon.

         "Participants" means, collectively, each Lender and the Lessor, and their successors and permitted assigns.

         "Participation Agreement" means the Participation Agreement, dated as of June 1, 2003, among the Lessee, the Lessor, the Lenders and the Administrative Agent as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Payment Date" means each Scheduled Payment Date and each other date on which Basic Rent is required to be paid by the Lessee.

         "Permitted Property Liens" means, with respect to any Property, any of the following:

                  (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents (including any Lien created pursuant to the Operative Documents);

                  (ii) the rights of any sublessee under a sublease permitted by the terms of the Master Lease;

                  (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 12.1 of the Master Lease;

                  (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than sixty (60) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the contest proceedings set forth in Section 12.1 of the Master Lease;

                  (v) Liens of any of the types referred to in clause (iii) or (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Administrative Agent have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

                  (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for contest proceedings set forth in Section 12.1 of the Master Lease;

                  (vii) easements, licenses, rights-of-way and other encumbrances on title to real property permitted pursuant to Section
         11.2 of the Master Lease;

                  (viii)   Lessor Liens;

                  (ix) Liens created by the Lessee with the consent of the Required Participants or otherwise permitted by the Operative Documents; and

                  (x) Liens described on the title insurance policy delivered with respect to such Property pursuant to Section 6.1(p) of the Participation Agreement, other than Liens described in clause (iv) or (vi) above.

         "Permitted Sales Costs" means, with respect to each Property, all reasonable costs of sale of such Property incurred by the Lessee pursuant to
Section 20.2 of the Master Lease which costs are of a type customarily paid by sellers of properties comparable to the applicable Property in the market where such Property is being sold; provided, however, that "Permitted Sales Costs" shall not include any costs of repairs, alterations or modifications (including Required Modifications) desired by the purchaser of any Property or required to cause any Property to comply with the requirements of the Master Lease.

         "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Lessee or any other member of the Controlled Group may have any liability.

         "Plans and Specifications" means, with respect to each Property the final plans and specifications or detailed construction drawings for such Property.

         "Property" means (i) the Lessor's fee simple interest in any parcel of Land, (ii) all of the Improvements at any time located on or under such Land and
(iii) the Equipment at any time located on or under such Land.

         "Property Balance" means, with respect to any Property, an amount equal to the outstanding principal or analogous amount of the Loans and Lessor Amounts relating to such Property, plus all accrued and unpaid interest and Yield thereon, plus any Supplemental Rent related to such Property or allocable to such Property plus any other amounts due and owing to the Participants and the Administrative Agent with respect to such Property or allocable to such Property.

         "Property Cost" means, with respect to any Property, the amount of the Advance made under the Participation Agreement with respect to the acquisition of such Property.

         "Property No. 1" is defined in Schedule III of the Participation Agreement and legally described on Schedule I to the applicable Lease Supplement.

         "Property No. 2" is defined in Schedule III of the Participation Agreement and legally described on Schedule I to the applicable Lease Supplement.

         "Property No. 3" is defined in Schedule III of the Participation Agreement and legally described on Schedule I to the applicable Lease Supplement.

         "Property No. 4" is defined in Schedule III of the Participation Agreement and legally described on Schedule I to the applicable Lease Supplement.

         "Purchase Notice" means an irrevocable written notice by the Lessee delivered to the Lessor pursuant to Section 18.1 of the Master Lease, notifying the Lessor of the Lessee's intention to exercise its option pursuant to such Section, and identifying the proposed purchase date therefor.

         "Purchase Option" means the Lessee's option to purchase any or all of the Properties in accordance with the provisions of Section 18.1 of the Master Lease.

         "Purchase Option Price" is defined in Section 18.1 of the Master Lease.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq.

         "Regulation U" means Regulation U of the F.R.S. Board, as in effect from time to time.

         "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Material.

         "Remarketing Option" is defined in Section 20.1 of the Master Lease.

         "Rent" means, collectively, the Basic Rent and the Supplemental Rent.

         "Rents" is defined in Section 2(b) of the Assignment of Lease and Rent.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event.

         "Requesting Party" is defined in Section 22.1 of the Master Lease.

         "Required Lenders" means, at any time, Lenders having Loan Commitments representing at least 66-2/3% of the aggregate Loan Commitments of the Lenders or, for purposes of acceleration pursuant to Section 5.2(a)(ii)(y) of the Loan Agreement or in the event that the Loan Commitments have been terminated, Lenders representing at least 66-2/3% of the aggregate principal amount of Loans outstanding.

         "Required Modification" is defined in Section 10.1(a) of the Master Lease.

         "Required Participants" means the Lessor and the Required Lenders.

         "Requirement of Law" means, as to any Person (a) the partnership agreement, certificate of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, and (b) all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Property, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Sections 1201 et seq., and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are of record affecting any

Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 11.2 of the Master Lease.

         "Responsible Officer" means (a) as to the Lessee, any Authorized Officer and (b) as to any other Person, the chief executive officer, the president, any vice president, the secretary, any assistant secretary or the treasurer of such Person.

         "Responsible Officer's Certificate" means a certificate signed by any Responsible Officer which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "Return Conditions" is defined in Section 20.1 of the Master Lease.

         "S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc.

         "Scheduled Payment Date" means (x) for funds accruing interest or Yield at the Base Rate, the first (1st) day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, and (y) for funds accruing interest or Yield at the Adjusted Eurodollar Rate, the last day of the applicable Interest Period, or in the case of any Interest Period greater than three (3) months, three (3) months from the last Scheduled Payment Date, or if such day is not a Business Day, the next succeeding Business Day unless the result would be that the Scheduled Payment Date would be in the next succeeding calendar month, in which case such Payment Date shall be on the next preceding Business Day.

         "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Series A Loans" means that portion of the Loans made by the Lenders allocated as "Series A Loans" pursuant to Schedule I to the Participation Agreement.

         "Series B Loans" means that portion of the Loans made by the Lenders allocated as "Series B Loans" pursuant to Schedule I to the Participation Agreement.

         "Series A Notes" means promissory notes of the Lessor substantially in the form of Exhibit A to the Loan Agreement with respect to the amounts of each Lender's Commitment allocated to Series A Loans.

         "Series B Notes" means promissory notes of the Lessor substantially in the form of Exhibit A to the Loan Agreement with respect to the amounts of each Lender's Commitment allocated to Series B Loans.

         "Severable Modifications" means modifications (a) that are not Required Modifications and (b) that can be removed from the applicable Property without
(i) causing damage to such Property that cannot be readily repaired or (ii) materially impairing the marketability, value, utility or useful life of such Property from that set forth in the Appraisal thereof delivered in connection with the Acquisition Date therefor.

         "Short-Term Investments" means those assets shown as short term investments on the Lessee's financial statements prepared in accordance with GAAP.

         "Shortfall Amount" means for each Property, as of the Expiration Date, an amount equal to (i) the Property Balance, minus (ii) the aggregate Maximum Recourse Amount minus (iii) the aggregate amount of the highest, binding, written, unconditional, irrevocable cash offer to purchase such Property obtained by the Lessee pursuant to Section 20.2(c) of the Master Lease; provided, however, that if the sale of such Property to the Person or Persons submitting such offer or offers is not consummated on or prior to the Expiration Date, then the term "Shortfall Amount" shall mean an amount equal to (i) such Property Balance, minus (ii) the Maximum Recourse Amount.

         "Significant Casualty" with respect to a Property means a Casualty that in the reasonable, good faith judgment of the Administrative Agent and the Lessor (a) renders such Property unsuitable for continued use as an office facility, assembly facility or research and development facility, as applicable or (b) is so substantial in nature that restoration of such Property to substantially its condition as it existed immediately prior to such Casualty would be impracticable or impossible.

         "Significant Condemnation" with respect to a Property means (a) a Condemnation that involves a taking of the Lessor's entire title to the Land or
(b) a Condemnation that in the reasonable, good faith judgment of the Administrative Agent and the Lessor (i) renders such Property unsuitable for continued use as an office facility, assembly facility or research and development facility, as applicable or (ii) is so substantial in nature that restoration of the remaining portion of such Property to substantially its condition as it existed immediately prior to such Condemnation would be impracticable or impossible.

         "Single Employer Plan" means a Plan maintained by the Lessee or any member of the Controlled Group for employees of the Lessee or any member of the Controlled Group.

         "Solvent" means with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

         "Structuring Fee" is defined in Section 4.4(a) of the Participation Agreement.

         "Subject Improvements" is defined in each Lease Supplement.

         "Subject Land" is defined in each Lease Supplement.

         "Subject Property" is defined in each Lease Supplement and, as used in the Participation Agreement, means in the case of any Acquisition Date, the Property being acquired by the Lessor on such Acquisition Date.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Lessee.

         "Summary of Terms" means that certain Summary of Terms and Conditions dated April 24, 2003 between Lessee and the Arranger.

         "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) that the Lessee assumes or agrees to pay to the Administrative Agent, any Participant or any other Person under the Master Lease, or under any of the other Operative Documents, including, without limitation, Fees, Break Costs, Maximum Recourse Amounts, Shortfall Amounts, Transaction Expenses, amounts due pursuant to Article XIII of the Participation Agreement and payments pursuant to Sections 15.2 of the Master Lease and Articles XVIII and XX of the Master Lease.

         "Tax Indemnitee" means each Participant, the Administrative Agent and the Arranger.

         "Taxes" is defined in the definition of Impositions.

         "Transaction Expenses" means all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

                  (a) the reasonable fees (subject to the limitation separately agreed to among the parties), out-of-pocket expenses and disbursements of Schiff Hardin & Waite, special counsel for the Lessor and the Arranger, in preparing and negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, the transactions contemplated thereby and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

                  (b) (i) the reasonable fees, out-of-pocket expenses and disbursements of Heller Ehrman White & McAuliff LLP, special counsel for the Lessee, in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, the transactions contemplated thereby and in rendering other services in connection with the transactions contemplated thereby customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents, and the reasonable fees, out-of-pocket expenses and disbursements of special counsel for the Lessee in connection with the transactions contemplated to occur on each Acquisition Date; and (ii) the reasonable fees, out-of-pocket expenses and disbursements of local counsel for the Lessee in each applicable jurisdiction in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, the transactions contemplated to occur on each Acquisition Date and the Documentation Date and in rendering other services in connection with the transactions contemplated by the Operative Documents which are customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

                  (c) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency required by the Operative Documents in connection with the transactions contemplated by the Operative Documents;

                  (d) all reasonable out-of-pocket expenses, disbursements and costs of the Administrative Agent, the Arranger, the Lenders and the Lessor in connection with the transactions contemplated by the Operative Documents (including without limitation the transactions contemplated to occur on each Acquisition Date);

                  (e) all title fees, premiums and escrow costs and other expenses relating to title insurance and the closing contemplated by the Operative Documents;

                  (f) all expenses relating to Environmental Audits required to be delivered pursuant to Section 6.1(h) of the Participation Agreement;

                  (g) all fees and other expenses relating to Appraisals required to be delivered pursuant to Section 6.1(d) of the Participation Agreement;

                  (h)      the Fees payable by the Lessee pursuant to Section
         4.4 of the Participation Agreement;

                  (i) the fees and expenses of any rating agency providing a rating with respect to the Notes and/or the Lessor's interest in the Transactions; and

                  (j) any other expenses incurred by the Lessee in connection with the Transactions.

         "Transactions" shall mean the transactions contemplated under the Participation Agreement and each of the other Operative Documents.

         "Unfunded Vested Liabilities" means the amount (if any) by which the present value of all currently accrued, vested and nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all assets of such Plan allocable to such benefits, all determined on an ongoing Plan basis as set forth in the then most recent actuarial valuation for each such Plan.

         "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "United States" means the United States of America.

         "U.S. Transferee" is defined in Section 12.3(b) of the Participation Agreement.

         "Yen-Denominated Facility" means any credit facility from time to time entered into by Lam Research Co., Ltd., a Japanese joint stock company or any successor thereto.

         "Yield" is defined in Section 4.1(a) of the Participation Agreement.

         "Yield Rate" means the Adjusted Eurodollar Rate applicable to Lessor Amounts, subject to the provisions of Sections 13.7, 13.8 and 13.9 of the Participation Agreement.